DTCC DATA REPOSITORY (U.S.) LLC
RULEBOOK

Revised as of:
11/12/2015

This DTCC Data Repository (U.S.) LLC Rulebook, as amended, supplemented or modified from time to time, and together with any appendix, annex or supplement hereto is copyright 2015 by DTCC Data Repository (U.S.) LLC.

TABLE OF CONTENTS
1.  USERS' RIGHTS AND OBLIGATIONS 5
1.1  User Access to DDR Services 5
1.2  User Rules & Applicable Law 5
1.3  Access & Recordkeeping 6
1.3.1 Recordkeeping 6
1.4  User Fees 6
1.5  Limitation of Liability 6
2.  MANAGEMENT & CORPORATE STRUCTURE 7
2.1  Ownership & Structure 7
2.2  Management 7
2.3  Chief Compliance Officer ("CCO") 7
2.4  Duty to Monitor, Screen and Analyze Swap Data 8
3.  USER SUBMISSION OF DATA 9
3.1  Asset Classes 9
3.2  Connectivity 9
3.3  Transactional Data and Submission Processing 9
3.3.1 General; Message Types 9
3.3.2 Reporting Parties and Trusted Sources 9
3.3.3 Mandatory Submissions 11
4.  UNIQUE IDENTIFIERS 16
4.1  Overview 16
4.2  Unique Swap Identifiers/Unique Trade Identifies 16
4.3  Legal Entity Identifier ("LEI") or Global Market Entity Identifier ("GMEI") 17
4.4  Unique Product Identifiers ("UPIs") 17
4.4.1 Description 17
4.5  Event Identifier 17
5.  REAL-TIME PUBLIC REPORTING OF SWAP DATA/DATA AVAILABLE TO PUBLIC 17
5.1  DDR Real-Time Dissemination - Description 17
5.2  DDR Notification 18
5.3  Block Trade Calculation  18
5.4  Transaction Level Data Available to the Public 18
5.5  Aggregate Data Available to the Public 18
6.  USE OF DATA 18
6.1  Public Data 18
6.2  Access by Designated Regulators 18
6.3  DDR Use of Swap Data Information 19
6.4  Access to DDR Data by Third Party Service Providers to Data Retained by DDR 19
6.5  Access to U.S. Data by Appropriate Domestic or Foreign Regulators 19
6.5.1 Notification 20
6.6  Privacy Policy and Procedures 20
7.  SYSTEM AVAILABILITY 20
7.1  DDR System Accessibility 20
7.2  Emergency Responses 20
8.  BUSINESS CONTINUITY 21
8.1  Business Continuity and Disaster Recovery 21
9.  DATA INFORMATION SECURITY 21
9.1  Overview 21
9.2  System Safeguards 22
10.  RESOLUTION OF DISPUTES, TERMINATION & DISCIPLINARY PROCEDURES 22
10.1 Resolution of User Disputes 22
10.1.1 Erroneous Records 22
10.1.2 Disputes Between Users 23
10.2 Denial of User Application 23
10.2.1 Application to DDR Declined 24
10.3 Involuntary Termination Procedures 25
10.3.1 User Termination Events by DDR 25
10.3.2 Notice and Effect of Termination 26
10.3.3 Right of Appeal to Involuntary Termination 26
10.4 Sanctions from Disciplinary Proceedings 27
10.4.1 Imposition of Sanctions 27
10.4.2 Procedures for Disciplinary Proceedings 27
10.5 Audits, Provision of Information and Cooperation 28
11.  DIRECTOR CONFLICTS OF INTEREST 29
11.1 Director Conflicts of Interest 29
11.2 Disclosure of an Actual, Potential or Apparent Conflict of Interest 30
11.3 Evaluation of an Actual, Potential or Apparent Conflict of Interest 30
11.4 Resolution of an Actual, Potential or Apparent Conflict of Interest 30
12.  TERMS & TERMINOLOGY 31
Appendix A: Forms of User Agreement 34
Appendix B: Operating Procedures 38
SWAP DATA REPOSITORY 51
I.   INTRODUCTION 51
II.  ELIGIBLE DERIVATIVE TRANSACTIONS 51
III.  SUBMISSION OF TRANSACTION DATA 52
IV.  REPORTS AND REGULATORY ACCESS 53
V.  PUBLIC DISSEMINATION OF TRANSACTION DATA 53
VI.  CORRECTION OF RECORDS; RESOLUTION OF DISPUTES 54
VII.  CERTAIN LEGAL MATTERS 54
CANADIAN SWAP DATA REPORTING SERVICE 55
I.   INTRODUCTION 55
II.  DERIVATIVE TRANSACTIONS 55
III.  SUBMISSION OF TRANSACTION DATA 56
IV.  REPORTS AND REGULATORY ACCESS 57
V.  PUBLIC DISSEMINATION OF TRANSACTION DATA 57
VI.  CORRECTION OF RECORDS; RESOLUTION OF DISPUTES 57
VII.  CERTAIN LEGAL MATTERS 58
Appendix C: Information Privacy Policy of DTCC Data Repository (U.S.) LLC SDR 59
 Scope and Applicability of Privacy Policy 60
 Limited Use of DDR Confidential Information 61
 Non-Disclosure of DDR Confidential Information 61
 Information Safeguarding 62
 Changes to this Privacy Policy 62
 Contact Information 62

 1. USERS' RIGHTS AND OBLIGATIONS (footnote 1: Capitalized terms used but not otherwise defined in these rules have the meanings set forth in Rule 12.)
 1.1 User Access to DDR Services

The services offered by DTCC Data Repository (U.S.) LLC ("DDR" or the "Company") that require registration, designation or recognition as a trade repository, swap data repository ("SDR") or security-based swap data repository ("SBSDR") under Applicable Law (the "SDR Services") are available to all Market Participants on a fair, open and equal basis.  DDR does not impose membership qualifications on Users of its SDR Services beyond the User Agreement and ability to comply with the technical specifications of the SDR Services as published by DDR from time to time, except as otherwise required by Applicable Law.  Specifically, the SDR Services contemplate that Market Participants required to report swap data to a registered, designated or recognized trade repository, SDR or SBSDR in jurisdictions in which DDR operates, will be able to use the SDR Services to satisfy their reporting obligations.  DDR does not expect to reject applications to become a User by Market Participants who seek to utilize its SDR Services to satisfy the Users reporting obligations or those of the Market Participant's customers in accordance with Applicable Law, but if an application to become a User is denied, or if a User's access is terminated, the procedures by which a User may appeal such decisions are contained in Rules 10.2 and 10.3 respectively below.

The provisions of the DDR Rules do not govern, and will not preclude DDR from offering, services other than SDR Services ("Other Services"), which may include services ancillary to SDR Services, to Users and other persons, to the extent permitted by Applicable Law.  For the avoidance of doubt, Other Services may be offered on terms other than those set forth herein.  DDR does not and will not bundle or tie the SDR Services with any Other Services.

 1.2 User Rules & Applicable Law
To participate in the SDR Services offered by DDR, each User must:
(a) enter into a User Agreement in one of the forms provided in Appendix A (including, for Canadian Users, the "DDR Canada - Local Counterparty" tab in Annex I to the User Agreement); and
(b) agree to be bound by the terms of the User Agreement and Operating Procedures (set forth in Appendix B), which incorporate terms of this Rulebook, which is an "Applicable Publication" as defined in the Operating Procedures (collectively the "DDR Rules").
DDR and its Users are subject to all Applicable Law including Applicable Regulations.
 1.3 Access & Recordkeeping
Users will be provided logins and the ability to view or receive reports and to view and provide trade details via (a) computer-to-computer links, (b) secure web interface, or (c) other means of access designated by DDR from time to time, for the purpose of effecting electronic submission of records of eligible transactions.

The interfaces will allow Users to view full trade details and the paper confirmations (if any) associated with any individual swap, as represented by a Unique Swap Identifier ("USI"), Unique Transaction Identifier ("UTI") or other similar method of identification of each swap transaction submitted to DDR, which they have permission to view.

An entity will be permitted to view the records relating to an individual swap if it is:
(a) A counterparty or an authorized agent of a counterparty to the transaction;
(b) A regulator and the transaction is reportable to that regulator; or
(c) A third party agent submitter of the transaction (agents who are submitters will not be able to view the current positions, unless authorized by a counterparty to the transaction, but will be able to see the submission report to view the success / failure of messages submitted by them).

DDR will maintain an audit trail of information submitted by Users.

DDR shall retain exclusive control over the System through which the SDR Services are provided.
1.3.1 Recordkeeping
DDR shall maintain all information as required by Applicable Law as well as maintain swap data throughout the existence of the swap and for 15 years following termination of the swap or as otherwise required by Applicable Regulations.  The records will be readily accessible throughout the life of a swap and for 5 years following its termination.  For the remainder of the retention period, the swap record will be retrievable within 3 business days.
 1.4 User Fees
All fees imposed by DDR in connection with the reporting of swap data and any other supplemental or ancillary services provided shall be equitable and established in a uniform and non-discriminatory manner.  DDR's Fees Schedule will be available to all Market Participants on DDR's website.  All fees imposed by DDR, as approved by the DDR Board of Directors ("Board"), will be commensurate to DDR's costs for providing the System, including the SDR Services.
1.5 Limitation of Liability
Limitations on liability as between the User and DDR are contained in Section 9 of the Operating Procedures, attached hereto as Appendix B.

2. MANAGEMENT & CORPORATE STRUCTURE
 2.1 Ownership & Structure
DDR is organized as a limited liability company under the laws of the State of New York.  DDR is a wholly owned subsidiary of DTCC Deriv/SERV LLC ("Deriv/SERV").  Deriv/SERV is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"), which is the ultimate parent of DDR.
2.2 Management
DDR is governed by a Board.   The number of Directors on the Board shall be determined by Deriv/SERV as the sole member of DDR.  The Board is composed of individuals selected from the following groups: employees of DDR's users (either fees paying Users or End Users) with derivatives industry experience, buy-side representatives, independents, and members of senior management or the Board of DTCC. The Board will include appropriate representation by individuals who are independent as specified by Canadian regulations.  The Deriv/SERV Nominations Committee shall periodically review the composition of the Board to assure that the level of representation of Directors from Users, management and non-Users is appropriate for the interests of these constituencies in DDR.

The Board reserves the right to establish committees as necessary and appropriate to manage its operations and provide strategic guidance.  All relevant governance transparency documents and information required under Applicable Law will be readily accessible.

2.3 Chief Compliance Officer ("CCO")
The CCO shall have the authority and resources to develop and enforce policies and procedures necessary to fulfill the duties set forth in: (1) the CEA and the CFTC's regulations; and (2) the Applicable Regulations of any other jurisdiction in which DDR provides SDR Services.  The Board is responsible for the appointment and removal of the CCO, which is at the discretion of the Board.  The CFTC and any other Designated Regulator which has jurisdiction over DDR shall be notified within two business days of the appointment or removal of the CCO.  The CCO reports to the DDR Chief Executive Officer ("CEO"), who is responsible for supervising and approving the compensation of the CCO.  The DDR Board shall meet with the CCO at least annually.  The CCO shall have supervisory authority over all staff acting at the direction of the CCO.  The duties of the CCO include, but are not limited to, the following:
(a) oversee and review DDR's compliance with section 21 of CEA, 7and such other Applicable Regulations in jurisdictions where the Trade Repository is registered, designated, recognized or otherwise licensed;
(b) in consultation with the Board or the CEO, resolve any conflicts of interests that may arise, including, but not limited to, conflicts between business considerations and compliance requirements, conflicts between business considerations and compliance requirements for fair and open access, and conflicts between the management and members of the Board;
(c) establish and administer written policies and procedures reasonably designed to prevent violation of the CEA, the Exchange Act and Applicable Regulations;
(d) take reasonable steps to ensure compliance with CEA and Applicable Regulations relating to agreements, contracts or transactions and with Applicable Regulations under section 21 of the CEA, including the DDR Rules and confidentiality and indemnification agreements entered into with foreign or domestic regulators;
(e) establish procedures for the remediation of non-compliance issues identified by the CCO through a compliance office review, look-back, internal or external audit finding, self-reported error, or validated complaint;
(f) notify the Board as soon as practicable upon becoming aware of a circumstance indicating that DDR, or an individual acting on its behalf, is in non-compliance with the Applicable Laws of a jurisdiction in which it operates and either; (1) the non-compliance creates a risk to a User; (2) the non-compliance creates a risk of harm to the capital markets in which it operates; (3) the non-compliance is part of a pattern of non-compliance;  or (4) the non-compliance may have an impact on DDR's ability to carry on business as a trade repository in compliance with Applicable Law.
(g) establish and follow appropriate procedures for the handling, management  response, remediation, retesting and closing of noncompliance issues;
(h) establish and administer a written code of ethics; and
(i) prepare and sign an annual compliance report in accordance with Applicable Regulations and associated recordkeeping.

 2.4 Duty to Monitor, Screen and Analyze Swap Data
Consistent with Applicable Law, DDR shall establish and maintain sufficient information technology, staff and other resources to fulfill the ability to monitor, screen and analyze all swap data recorded by DDR in such manner as the CFTC or Designated Regulators may require.  DDR will provide access only to such authorized parties that are specified by the CFTC or Designated Regulators, according to Applicable Regulations.  In addition, DDR will maintain and provide a list of CFTC authorized parties in the manner and frequency determined by the CFTC pursuant to part 49.17(c)(3) of the CFTC Rules.  DDR shall provide Designated Regulators with monitoring tools and other access to swap data in a manner that is substantially similar to the capabilities developed for internal use, which will be accessible only by authorized parties.
Consistent with part 49.13 of the CFTC Rules, DDR has the capacity and will maintain the capacity to: (i) monitor swap data; (ii) build reports for analysis of swap data; (iii) send completed reports to the CFTC; and (iv) accept monitoring, screening, and analysis requests from the CFTC.

3. USER SUBMISSION OF DATA
 3.1 Asset Classes
DDR will provide Market Participants with the ability to submit data for over-the-counter ("OTC') derivatives for Credits, Equities, Rates, Foreign Exchange ("FX") and other Commodity asset classes.
 3.2 Connectivity
With regard to User connectivity, specifications and requirements, please see the DDR Operating Procedures as set forth in Appendix B.
 3.3 Transactional Data and Submission Processing
3.3.1 General; Message Types
The SDR Services are designed to support required real-time public dissemination ("RT"), and regulatory data reporting for regulators including, primary economic terms ("PET"), confirmation data, valuation data and other continuation data whether reported via discrete transactions or point-in-time position snapshots as well as any other derivatives data required to be reported to a trade repository as specified by any Designated Regulator.  The SDR Services will support the submission of the above data as separate and combined submissions where applicable pursuant to Applicable Regulations.

DDR's policies and procedures are designed to prevent any provision in a valid swap from being invalidated or modified.  The DDR System and controls are regularly monitored and audited to ensure compliance with such policies and procedures and to ensure that adequate system-wide protections are in place.

3.3.2 Reporting Parties and Trusted Sources
To enable reporting parties under Applicable Law to meet their reporting obligation or make voluntary submissions, DDR will support the following entity types:
- Trade counterparties
- Derivative Clearing Organizations ("DCOs")
- Swap Execution Facilities ("SEFs")
- Derivative Contract Markets ("DCMs")
- Third party submitters to the DDR (on behalf of a counterparty)
- Confirmation services
- Asset servicing platforms
- Custodians
- Asset and investment managers
- Any other user of DDR (reporting or submitter)
3.3.2.1 Definition of "Trusted Source"
A "Trusted Source" is an entity, which has entered into a User Agreement, been recognized as such by DDR and provides the definitive report of a given position.  An example of a Trusted Source is a DCO for cleared swap transactions.
3.3.2.2 Trusted Sources
Trusted sources include entities that are registered with the CFTC as SEFs, DCMs or DCOs who perform functions related to the swaps that are reported to DDR.  Due to their regulated status and the functions that they perform related to the swaps that are reported, SEFs, DCMs and DCOs automatically qualify as Trusted Sources.  In addition to SEFs, DCMs and DCOs, DDR may also consider other types of entities that provide confirmation services or other related services, but who are not registered with the CFTC, SEC or the Designated Regulators.  Unregistered Trusted Sources must demonstrate that it is reasonable for DDR to rely on the accuracy of the swap data.
In order for DDR to recognize an entity as a Trusted Source for transaction reporting an entity must enter into a  User Agreement and agree to comply with DDR's Rulebook and Operating Procedures.  DDR will confirm the regulated status of these entities by checking the CFTC's website.  These types of registered entities will automatically be determined to meet the qualifications to become a Trusted Source.
In addition to executing a User Agreement, entities wishing to be Trusted Sources shall submit documentation deemed necessary by DDR, as it shall determine from time-to-time, which would demonstrate the ability of DDR to reasonably rely on the accuracy of the swap data provided by the Trusted Source.  When considering whether to designate an unregistered entity as a Trusted Source, DDR will consider various factors including, but not limited to, the regulated status of the entity, the strength of the regulatory oversight in the jurisdiction, and any dealings that DDR or its affiliates have with the unregistered entity.
DDR will review the information and documentation provided by the entity requesting to be considered a Trusted Source and determine if it is appropriate.
3.3.2.3 Configuration in DDR
A Trusted Source will be established during the DDR on-boarding process entity setup.  A User may be configured as a Trusted Source by message type and asset class.
A Trusted Source may report on behalf of one or both parties to the transaction.  If a Trusted Source submits on behalf of a single party, the submission would be considered trusted for that side of the transaction only.
3.3.2.4 Application of Data from Trusted Source
DDR reasonably relies on the accuracy of data submitted by Trusted Sources.  When a Trusted Source submits data to DDR it may report on behalf of one or both counterparties, and the Trusted Source submission will take precedence over the submitted information by the party or parties on whose behalf the Trusted Source submits.

The position and transaction details displayed in reports both to regulators and Users will:
(a) reflect the details reported by the Trusted Source as verified; or
(b) in the event that a User does not consent to the Trusted Source, its data needs to match that of the Trusted Source for the User's data to be deemed verified.
3.3.3 Mandatory Submissions
3.3.3.1 Trade & Life Cycle Events Data
Data formats that may be submitted are listed in the table below.
 Definition
RT - Real-time Submission A message containing some data for public dissemination including basic contract data, execution method, and clearing indicator satisfying real-time reporting requirements of the CFTC.
Transaction Details Trade details satisfying PET or creation data, confirmation, and other continuation data.
Valuation Data Calculated valuations of contracts.
Electronic Document Management Electronic images
3.3.3.2 Exception and Exemptions from Mandatory Clearing Requirements under US Law
Pursuant to Applicable Law, certain transactions submitted by Users may be exempt or subject to an exception to the clearing requirement.  A User can qualify for the End-User Exception pursuant to CFTC Regulation 50.50, the Cooperative Exemption pursuant to CFTC Regulation 50.51, the Treasury Affiliate No-Action Letter pursuant to CFTC No-Action Letter 14-144, or the Inter-Affiliate Exemption pursuant to CFTC Regulation 50.52.  In order to qualify for an exemption, exception or other relief from the clearing requirement, the User must confirm that at least one of the counterparties to the swap is eligible for, and has elected to claim, such exemption, exception or other relief from clearing.
a) End User Exception
Section 2(h)(7)(A) of the CEA and CFTC Regulation 50.50 provide for an exception from clearing for swaps entered into by certain End Users that are financial entities. (Footnote 2:Within the End-User Exception certain entities are either excepted or exempted from the definition of a Financial Entity pursuant to Section 2(h)(7) of the CEA or CFTC Regulation 50.50(d).)  Pursuant to CFTC Regulation 50.50(b), certain reporting obligations may be satisfied on either a swap-by-swap or annual basis.  To make required reporting easier, each counterparty claiming the End-User Exception (""Electing Counterparty") for swaps that are reported to DDR may provide the required information on an annual form to the DDR.  This information includes, but is not limited to, confirmation that the swap is being utilized to hedge or mitigate risk, how the Electing Counterparty satisfies its financial obligations, as well as additional information if it is an issuer of securities.
The following elections and representations must be reported by the Reporting Counterparty on a swap-by-swap basis:
1. Notice of election of the End-User Exception;
2. The identity of the counterparty(s) making the election.
If the Electing Counterparty has not provided the annual form described above, the Reporting Counterparty must satisfy its reporting obligations on a swap-by-swap basis by providing the required information in the manner specified by DDR.
DDR shall maintain automated systems capable of identifying, aggregating, sorting and filtering all swap transactions that are reported to it which are exempt from the mandatory clearing requirements pursuant to section 2(h)(7) of the CEA; such capabilities shall be applicable to any information provided to DDR by or on behalf of an End User regarding how such End-User meets the requirements under Applicable Law.
i. Confirmation of Conditions:  By populating specific fields within the DDR system, the User is certifying that the relevant conditions imposed under Applicable Law have been satisfied, including:
- Non-Financial Entity:  The Reporting Counterparty or the Electing Counterparty must also confirm that the End-User is not a financial entity as defined under Applicable Law, including section 2(h)(7)(C)(i) of the CEA or is eligible for exemptive relief issued by the CFTC, including:
1. Eligible Treasury Affiliate: Consistent with the requirements of CFTC Staff No-Action Letter 14-144, the Reporting Counterparty has a reasonable basis to believe, and confirms on a swap-by-swap basis, that the Electing Counterparty meets the General Conditions contained in CFTC Staff No-Action Letter 14-144.
2. Exempt Cooperative: Consistent with the requirements of CFTC Regulation 50.51, the Reporting Counterparty has a reasonable basis to believe that the Electing Counterparty is only electing the cooperative exemption for:
a. swaps entered into with a member of an exempt cooperative in connection with originating a loan or loans for that member, which satisfies the requirements of CFTC Regulation 1.3(ggg)(5)(i)-(iii); or
b. swaps that hedge or mitigate commercial risk related to loans to or swaps with members.
- Qualified Hedge Transaction:  The Reporting Counterparty or the electing counterparty, as applicable, must also confirm that the exception is used by the electing counterparty to hedge or mitigate commercial risk as defined under CFTC Regulation 50.50(c).
ii. Reporting Requirements: In addition to meeting the conditions described above, the End-User must identify how it generally meets its financial obligations associated with entering into non-cleared swaps, by specifying one or more categories of financial resources.  Additionally, if the End-User is an issuer of securities, the End-User must also provide its SEC Central Index Key number and acknowledge that approval of the decision to enter into a swap that is exempt from the clearing requirement s of section 2(h)(1) and 2(h)(8) of the CEA has been obtained from an appropriate committee of the board of directors or equivalent body.  This information must be provided to DDR in a form and manner specified by DDR or found to be acceptable to DDR.  The annual form confirming that the requirements of the exception, exemption, or other relief from required clearing have been satisfied will be effective for 365 days following the date of such report pursuant to CFTC Regulation 50.50(d).  During the 365-day period, the party submitting such an annual report shall amend the report as necessary to reflect any material changes to the information reported.
b) Inter-Affiliate Exemption
CFTC Regulation 50.52 provides an exemption from clearing for swaps between eligible Affiliate counterparties, as defined under CFTC Regulation 50.52(a).  Both Affiliates to a swap make the following elections and representations on a swap-by-swap basis:
1. That each Affiliate confirms that it meets the requirements in CFTC Regulations 50.52(a) and 50.52(b).
2. That each Affiliate elects to exempt the swap from clearing.
Additionally, each Affiliate will need to provide certain information to DDR about how it satisfies its financial obligations, as well as additional information if it is an issuer of securities.  Pursuant to CFTC Regulation 50.52(d), each Affiliate may provide this information via an annual form and file the form with DDR prior to engaging in a swap subject to the Inter-Affiliate exemption from clearing rather than providing the same information for each individual swap.
The inter-affiliate exemption requirements are supported by allowing Users to populate specific fields as part of the trade details and snapshot interfaces.
i. Confirmation of Conditions:  On a swap-by swap basis, by populating the specific fields required to identify that the swap meets the requirements of Applicable Laws, the reporting party certifies that:
- Both Affiliates have elected not to clear the swap pursuant to the inter-affiliate exemption;
- One counterparty, directly or indirectly holds a majority ownership interest in the other counterparty, or a third party holds a majority ownership interest in both counterparties;
- Financial statements are reported on a consolidated basis pursuant to CFTC Regulation 50.52(a)(1);
- The terms of the swap are documented in a swap trading relationship document pursuant to CFTC Regulation 50.52(b)(2);
- The swap is subject to a centralized risk management program that is reasonably designed to monitor and manage the risks associated with the swap pursuant to CFTC Regulation 50.52(b)(3); and
- The Affiliates comply with the outward-facing swap condition of CFTC Regulation 50.52(b)(4).
ii. Reporting Requirements:  In addition to meeting the conditions described above, each Affiliate must identify how it generally meets its financial obligations associated with entering into non-cleared swaps, by specifying one or more categories of financial resources.  Additionally, if the Affiliate is an issuer of securities, the Affiliate must also provide its SEC Central Index Key number and acknowledge that approval of the decision to enter into a swap that is exempt from the clearing requirements of section 2(h)(1) and 2(h)(8) of the CEA has been obtained from an appropriate committee of the board of directors or equivalent body.  This information must be provided to DDR in a form and manner specified by DDR or found to be acceptable to DDR.  The annual form confirming that the requirements of the Inter-Affiliate Exemption have been satisfied will be effective for 365 days following the date of such report pursuant to CFTC Regulation 50.52(d).  During the 365-day period, each Affiliate shall amend the report as necessary to reflect any material changes to the information reported.
3.3.3.3 Verification
The SDR Services provide two verification processes.  One applies to each individual transaction record and the other applies to the notional amount of each position.
(a) Transaction Record Verification
A "Transaction Record" shall mean a new trade record submitted, lifecycle events or snapshot update to a trade.  Users will be required to verify the Transaction Records submitted to the SDR Services.  The User shall record such verification status in the record submitted.  In cases where the Transaction Record is submitted by a Trusted Source, the Transaction Record will be automatically recorded as "verified" as the Transaction Record has already been electronically verified prior to being submitted into the SDR service.  If only one side of the Transaction Record is submitted by the User, and the verification status flag is not populated, the system will tag the record as "pending" until such time as the User (as the counterparty) submits the records to change the status to "verified."
Users will receive on a daily basis a trade details report that will provide all Transaction Records in which they are a party or counterparty to the trade.  For any trades that are in a "pending" status, Users will have 48 hours following the initial report to verify the record and evidence such verification by either submitting a Transaction Record with the "verified" status or a "dispute" status.  After 48 hours of the initial report, if the User has failed to take any action, the Transaction Record status will be "deemed verified" and such status will be reflected in the system.
(b) Notional Position Verification
A "Position Record" shall mean the sum of the transaction events for each trade whether submitted via lifecycle events or snapshot update, which will be used for purposes of determining position limits and other purposes as required by under Applicable Law.  For each Position Record the system will compare the notional amount where both parties have submitted records.
Position verification will only occur where both sides have submitted a record to the DDR system.  The DDR system will compare the notional amount submitted by both parties.  There are only two status that will apply when the notional amount is compared (e.g., "verified" or "dispute" status).  If the notional amount matches, a verification status of "verified" will be reflected in the generated position reports.  If the notional amounts do not match, a verification status of "dispute" will be applied in the verification status.  These position reports are made available on a daily basis at 12:00 pm EST to the parties to the trade.

UNIQUE IDENTIFIERS
 4.1 Overview
Unique identifiers are required to be assigned to all swap transactions which identify the transactions uniquely throughout their duration and facilitate the reporting of life cycle events and correction of errors previously submitted to DDR.  In addition to USIs, UTIs and UPSs,  DDR will utilize an Event Identifier ("EID") to maintain the integrity of a transaction throughout its lifecycle and enable the identification of events that occur on the transaction.
 4.2 Unique Swap Identifiers/Unique Trade Identifies
A USI or UTI is utilized to identify swap transactions between unique pairs.  The USI/UTI will identify the particular swap transaction throughout its existence.  Upon successful processing of the record, the system will communicate the USI or UTI as applicable back to both parties to the trade.
A USI is required on any U.S. Transaction Record submitted, except under the following instances:
(a) For historical transactions submitted to DDR under CFTC regulations, the system will assign a USI to the transaction; or
(b) Where the submitting party of the U.S. Transaction Record is a non-SD/MSP, the system will generate and assign an alphanumeric USI to the Transaction Record as follows:
i. DDR will combine the swap transaction trade references submitted by the User along with DDR's CFTC unique alphanumeric code to generate a USI, to the extent that the USI is unique and has not already been assigned by DDR; or
ii. DDR will generate a random alphanumeric value if the User instructs the DDR to generate and assign a USI as part of the submission to DDR.

No DDR generated USI codes will be effective until DDR has generated, assigned and transmitted such USI to the User.

If a USI is not provided and it does not fall under the exceptions, the Transaction Record will be rejected and such rejection status will be communicated to the submitting party.
Validation rules will be applied to each USI received to ensure that the USI is well-formed (e.g., use of namespace) and that the identifier has not been previously used between the two counterparties.  If the USI is not unique or well-formed, the transaction record will be rejected and such rejection status will be communicated to the submitting party.
For Transaction Records submitted to comply with Canadian Regulations, DDR shall assign the UTI for all such submissions if the reporting party to the transaction has not otherwise provided such UTI.
4.3 Legal Entity Identifier ("LEI") or Global Market Entity Identifier ("GMEI")
An LEI or GMEI is intended to uniquely identify counterparties.  Each User must provide an LEI or GMEI for itself and its counterparty (where known) for each Transaction Record submitted.  During the on-boarding process, the DDR staff will validate the entity data provided when registering a new User.  The new User will be asked to provide the LEI or GMEI code along with additional information such as entity type (e.g., Swap Dealer, Major Swap Participant), designation of asset classes for which it will submit information, and ultimate parent entity name.  If the new User does not have an LEI or GMEI code and a legal entity utility is in place to process such registration, DDR staff will ask the User to register an LEI or GMEI code prior to on boarding.
 4.4 Unique Product Identifiers ("UPIs")
4.4.1 Description
In accordance with part 45 of the CFTC Regulations, for U.S. Transaction Records, DDR will require a CFTC approved UPI to be supplied on all reported data where available.  If no UPI is available for the swap because the swap is not sufficiently standardized, the taxonomic description of the swap pursuant to the CFTC approved product classification system must be provided.  In the absence of a CFTC approved UPI and product classification system, DDR will provide an internal product identifier or product description which must be used for reporting purposes.  For non-US Transaction Records, reporting parties will submit the appropriate UPI pursuant to Applicable Regulations.
 4.5 Event Identifier
An EID is utilized to identify various life cycle events that occur during a swap's duration and represents a unique identifier for each post-trade event (i.e., assignment, termination, or amendment) for a given USI/UTI and User.
EIDs will be generated by the Users reporting the transaction to DDR.  DDR will not validate that an EID has been correctly applied to the transaction.  However, it will validate that any new event message for a given USI has a new unique EID for that submitter.
5. REAL-TIME PUBLIC REPORTING OF SWAP DATA/DATA AVAILABLE TO PUBLIC
 5.1 DDR Real-Time Dissemination - Description
DDR will provide a mechanism for public access to real-time price information submitted to DDR, as required under and subject to the timeframes and delays set forth in Part 43 of the CFTC's regulations.  As required by Applicable Regulations, DDR shall publically disseminate U.S. swap transaction and price data subject to:
(a) applicable rounding of notional or principal amounts which shall be capped and subject to applicable time delays;
(b) applicable block transaction thresholds and corresponding time delays; and
(c) the data which is publically disseminated is limited to that required by Applicable Regulations provided that in no case shall data be publically disseminated which discloses the identity of a party to the swap or facilitates the identification of a party of a swap.

Real-time dissemination shall be subject to the general systems availability as specified in Rule 7 hereunder to allow for systems maintenance.
5.2 DDR Notification
DDR will notify the CFTC of any swap transaction for which the real-time swap data was not received by DDR in accordance with the timeframes required by Applicable Regulations.
5.3 Block Trade Calculation
Based upon User indication in its message submission, DDR calculates whether a specified swap qualifies as a block trade under Applicable Law.
 5.4  Transaction Level Data Available to the Public
Transaction level data submitted to DDR pursuant to Canadian Regulations will be publically available on DDR's public website on (1) the end of the day following the day on which DDR receives the data from the reporting party to the transaction if one of the counterparties to the transaction is a derivatives dealer, or (2) the end of the second day following the day on which DDR receives the data from the reporting party to the transaction in all other circumstances.
 5.5 Aggregate Data Available to the Public
DDR will provide aggregate data on open positions pursuant to the Canadian Regulations.  DDR will also make transaction level reports of required swap data available to the public pursuant to the Canadian Regulations.
6. USE OF DATA
 6.1 Public Data
Public Data shall be available in accordance with Applicable Regulations and accessible on DDR's website as further specified in Section V of the Appendix to the Operating Procedures as set forth in Appendix B.
6.2 Access by Designated Regulators
Pursuant to Applicable Law, the Designated Regulators, as well as any designee of the Designated Regulators, including another registered entity, shall be provided with direct electronic access to DDR data reported to DDR in satisfaction of such Designated Regulator's regulatory mandate in order to satisfy their legal and regulatory obligations.  DDR will also provide access to all records submitted to DDR pursuant to CFTC Regulations to the U.S. Department of Justice as required by Applicable Regulations.  Access to U.S. DDR data to other domestic or foreign regulators or appropriate third-parties shall be governed by Applicable Regulations.
 6.3 DDR Use of Swap Data Information
As part of the SDR Services, DDR receives and collects swap data in the ordinary course of its business from various Market Participants and registered entities for the purpose of maintaining a centralized recordkeeping facility for swaps.  The collection and maintenance of this data is designed to enhance the transparency, promote standardization and reduce systemic risk by making this data available to regulators and the public pursuant to Applicable Law.  Therefore, access to U.S. swap data maintained by DDR to Market Participants is generally prohibited, except to either counterparty to that particular swap, authorized third party service providers or other parties specifically authorized by the User or counterparty pursuant to Section 1.3, 6.4, or to Appropriate Domestic or Foreign Regulators in accordance with part 49.17(d) of the CFTC Rules and Section 6.5 below.

It is neither the current purpose nor intent of DDR to engage in any commercial use of data relating to SDR Services.  DDR data relating to specific counterparties may be provided to third parties subject to DDR's receipt of valid consent from that counterparty or submitter of the trade. DDR shall not, as a condition of the reporting of swap transaction data, require a reporting party to consent to the use of reported data for commercial or business purposes.
6.4 Access to DDR Data by Third Party Service Providers to Data Retained by DDR
Third-party access to DDR data maintained by DDR is permissible provided the following conditions have been satisfied in addition to any other provisions of Applicable Regulations:
(a) DDR and the third-party service provider to DDR shall have strict confidentiality procedures that protect data and information from improper disclosure; and
(b) DDR and the third-party service provider shall enter a "Confidentiality Agreement" setting forth minimum confidentiality procedures and permissible use of the information maintained by DDR which are equivalent to DDR's privacy procedures.

 6.5 Access to U.S. Data by Appropriate Domestic or Foreign Regulators
Any Appropriate Domestic Regulator or Appropriate Foreign Regulator as defined by Applicable Regulations seeking access to DDR data held by DDR shall (a) apply for access by filing a request for access with DDR and certifying that it is acting within the scope of its jurisdiction, and (b) execute a "Confidentiality and Indemnification Agreement" as provided by DDR.  Appropriate Domestic Regulators or Appropriate Foreign Regulators with regulatory responsibility over DDR pursuant to part 49.17(d)(2) or 49.17(d)(3) of the CFTC Rules respectively, which includes Canadian Regulators, shall not be subject to the requirements noted above in this Rule 6.5 provided such data is submitted pursuant to applicable Canadian law.
6.5.1 Notification
DDR shall promptly notify the CFTC in the electronic format specified by the Secretary of the CFTC regarding any request received by an Appropriate Domestic Regulator or Appropriate Foreign Regulator to gain access to U.S. swap data maintained by DDR.  Once DDR has provided the CFTC with such notification, DDR shall provide access to the requested swap data.
 6.6 Privacy Policy and Procedures
Please see "Information Privacy Policy of DTCC Data Repository (U.S.) LLC SDR" in Appendix C.
7. SYSTEM AVAILABILITY
 7.1 DDR System Accessibility
The DDR System is generally accessible 7 days per week, 24 hours per day Monday through Sunday, except from 10:00 pm (EST) Saturday to 6:00 am (EST) Sunday to enable maintenance to be performed on the DDR System or other times as necessary to support one-off process or maintenance.  Data submitted during DDR System down time is stored and processed once the service has resumed.
 7.2 Emergency Responses
DDR retains the right to exercise emergency authority in the event of circumstances determined by DDR to require such response or upon request by the Designated Regulators as applicable.  Any exercise of DDR's emergency authority shall be adequate to address the nature and scope of any such emergency.  The CEO of DDR shall have the authority to exercise emergency authority and in his/her absence, any other officer of DDR shall have such authority.

Circumstances requiring the invocation of emergency authority include, but are not limited to, occurrences or circumstances:
(a) determined by DDR to constitute an emergency;
(b) which threaten the proper functioning of the DDR System and the SDR Services; or
(c) which materially and adversely affect the performance of the DDR System and the SDR Services.
Emergencies include but are not limited to natural, man-made and information technology emergencies.  DDR shall notify the Designated Regulators, as soon as reasonably practicable, of an invocation of emergency authority or a material system outage is detected by DDR.  Such notification shall be provided in accordance with Applicable Regulations and will include the reasons for taking such emergency action, how potential conflicts of interest were minimized and documentation of the decision-making process.
Documentation underlying the emergency shall be made available to the Designated Regulators upon request.
DDR shall avoid conflicts of interest in decision-making with respect to an emergency authority taken.  If a potential conflict of interest arises, the CCO shall be notified and consulted for the purpose of resolving the potential conflict.  DDR shall issue an Important Notice as to all Users as soon as reasonably practicable in the event such emergency authority is exercised.  Any emergency actions taken by DDR may be terminated by the CEO and in his/her absence, any other officer of DDR.  Such termination of an emergency action will be followed by the issuance of an Important Notice as soon as reasonably practicable.
8. BUSINESS CONTINUITY
 8.1 Business Continuity and Disaster Recovery
The DDR System is supported by DTCC and relies on the disaster recovery program maintained by DTCC. DDR follows these key principles for business continuity and disaster recovery, which enable DDR to provide timely resumption of critical services should there be any disruption to DDR business:

(a) Achieve recovery of critical services within a four-hour window with faster recovery time in less extreme situations;
(b) Disperse staff across geographically diverse operating facilities;
(c) Operate multiple back-up data centers linked by a highly resilient network technology;
(d) Maintain emergency command and out-of-region operating control;
(e) Utilize new technology which provides high-volume, high-speed, asynchronous data transfer over distances of 1,000 miles or more;
(f) Maintain processes that mitigate marketplace, operational and cyber-attack risks;
(g) Test continuity plan readiness and connectivity on a regular basis, ensuring that Users and third party vendors/service providers can connect to our primary and back-up sites;
(h) Communicate on an emergency basis with the market, Users and government agency decision-makers; and
(i) Evaluate, test and utilize best business continuity and resiliency practices.

9. DATA INFORMATION SECURITY
 9.1 Overview
DDR will be responsible for monitoring the performance of DTCC in regard to implementation and maintenance of information security within its infrastructure.
 9.2 System Safeguards
DTCC has established a Technology Risk Management team, whose role is to manage information security risk and ensure the availability, integrity and confidentiality of the organization's information assets.
Various policies have been developed to provide the framework for both physical and information security and are routinely refreshed.  The Technology Risk Management team carries out a series of processes to endeavor to ensure DDR is protected in a cost-effective and comprehensive manner.  This includes preventative controls such as firewalls, appropriate encryption technology and authentication methods.  Vulnerability scanning is used to identify high risks to be mitigated and managed and to measure conformance against the policies and standards.
Standards for protecting Company information are based upon the sensitivity level of that information.  Control standards specify technical requirements for protection and end user handling of information while in use, transmission, and storage.
Verification of accuracy of information received or disseminated by the DDR System is completed systemically.  Upon receipt, all data is subject to verification of the submitter.  The submitter must be recognized by the DDR System and the submitter must be eligible to submit records.  For example, a Market Participant may submit records on its own behalf or a SEF may submit records on behalf of Market Participants.  The actual records must then meet all data format and content requirements.
10. RESOLUTION OF DISPUTES, TERMINATION & DISCIPLINARY PROCEDURES
10.1 Resolution of User Disputes
The procedures and dispute resolution processes with regard to User submissions or maintenance of erroneous information, which are subject to Applicable Regulations and, in particular, the 48-hour correction period, are as follows.
10.1.1 Erroneous Records
Users will submit transaction records as described in 3.3.3.  Upon submission, the DDR System will perform validation checks to ensure that each submitted record is in the proper format and will also perform validation and consistency checks against certain data elements, including, for example, sequencing of time and date fields (e.g., Termination Date must be greater than Trade Date).  If the record fails these validation or consistency checks, the record will be rejected and such rejection status will be communicated to the User(s) to correct and re-submit.
In the event that both counterparties to a trade agree that data submitted to DDR contains erroneous information (e.g., through a mutual mistake of fact), such Users may each submit a cancel record, effectively cancelling the incorrect transaction record.  If a trade record has been submitted by only one counterparty and it is determined by the submitting User that it is erroneous, the submitting User may submit a cancel record.  A User may only cancel its own submitted record; it cannot cancel a record where it is not the submitting party of the record.  (In circumstances where the User disputing the information is not the submitter, the User must submit a dispute record as described in 10.1.2.  Where the original record was submitted by a Trusted Source such as a SEF or DCO on behalf of both counterparties to a transaction, only such Trusted Source may cancel the original record (but without prejudice to the rights of such counterparties to provide relevant continuation data to the extent they are otherwise permitted or required to provide such data).  DDR shall maintain a record of all corrected errors pursuant to Applicable Regulations and such records shall be available upon request to the applicable Designated Regulator.
10.1.2 Disputes Between Users
The SDR Services will provide trade detail reports that will enable Users to view all transaction records, including records submitted by the User and records submitted by a counterparty User for a transaction allegedly involving the User.  These reports will allow Users to reconcile the transaction records in the SDR Services to their own risk systems.
The Users shall be responsible for resolving any disputes between themselves uncovered during the reconciliation process and, as appropriate, submitting correct information.  In the event a User disputes a transaction record alleged to apply to it by the counterparty, or disputes any of the terms within the alleged transaction, the User shall register such dispute by submitting a "Dispute" message.  If such User fails to register such dispute within 48 hours of the relevant trade detail report being issued, the record will be deemed verified in the DDR System.
All reports and trade records provided to regulators will include the status of these transaction records, including dispute and verification status.  Where DDR has received conflicting or inconsistent records from more than one submitter in respect of a particular transaction (such as from a SEF and a reporting party), DDR will maintain all such records (unless cancelled or modified in accordance with the terms hereof) and will make such records available to Designated  Regulators in accordance with the terms hereof and Applicable Law.
10.2 Denial of User Application
This Rule 10.2 outlines the process required for DDR to decline the request (an "Application") of an applicant (an "Applicant") to become a User of the SDR Services.  Applicants may be denied access to the SDR System if required pursuant to Applicable Law (e.g., sanctions administered and enforced by the U.S. Department of Treasuries Office of Foreign Assets Control ("OFAC") or the Canadian Government's Office of the Superintendent of Financial Institutions ("OSFI")).  Applicants to DDR shall be entitled to notice and an opportunity for a hearing in the event that DDR declines an Application.  An Applicant may be declined if required by Applicable Law.  If as a result of following these procedures the denial of an Application is reversed, such Application will be accepted and the Applicant granted access following completion of on boarding requirements.
10.2.1 Application to DDR Declined
In conjunction with the denial of an Application, DDR shall furnish the Applicant with a written statement setting forth the grounds for the determination (the "Denial Notice").  The Denial Notice shall inform the Applicant of its right to request a hearing with respect to the determination pursuant to Rule 10.2.1.1.
10.2.1.1 Hearing
(a) To request a hearing on a denial of an Application, an Applicant shall file such a request (the "Hearing Request") with the Secretary of DDR within 5 business days of receipt of the Denial Notice.  The Hearing Request must set forth: (i) the action to be taken by DDR as set forth in the Denial Notice; and (ii) the name of the representative of the Applicant who may be contacted with respect to a hearing.

(b) Within 7 business days after the Applicant files such Hearing Request, such Applicant shall submit to DDR a clear and concise written statement (the "Applicant Statement") setting forth, with particularity: (i) the basis for objection to such action; and (ii) whether the Applicant chooses to be represented by counsel at the hearing.  DDR may deny the right for a hearing if the Applicant Statement fails to set forth a prima facie basis for contesting the violation.

(c) The failure of an Applicant to file either the Hearing Request and/or Applicant Statement within the time frames required under this Rule 10.2.1.1 will be deemed an election to waive the right to a hearing.

(d) Hearings shall take place promptly after receipt of the Applicant Statement.  DDR shall notify the Applicant in writing of the date, place and hour of the hearing at least 5 business days prior to the hearing (unless the parties agree to waive the 5 business day requirement).  Such hearing must take place in New York during business hours unless otherwise agreed by the parties.

(e) A hearing shall be before a panel (the "Panel") of three individuals.  The Panel shall consist of 3 members of the Board or their designees selected by the Chairman of the Board. At the hearing, the Applicant shall be afforded an opportunity to be heard and may be represented by counsel if the Applicant has so elected in the Applicant Statement.  A record shall be kept of the hearing.  The costs associated with the hearing may, in the discretion of the Panel, be charged in whole or in part to the Applicant in the event that the decision at the hearing is adverse to the Applicant.

(f) The Panel shall advise the Applicant of its decision within 10 business days after the conclusion of the hearing.  The decision of the Panel shall be disclosed in, a notice of the decision (the "Decision Notice") setting forth the specific grounds upon which the decision is based and shall be furnished to the Applicant.  A copy of the Decision Notice shall also be furnished to the Chairman of the Board.  If the decision of the Panel shall be to reverse the denial, such Application will be returned to the staff for processing.

(g) Any denial as to which an Applicant has the right to request a hearing pursuant to Section 10.2.1 shall be deemed final upon the earliest of:  (i) when the Applicant stipulates to the denial; (ii) the expiration of the applicable time period provided for the filing of a Hearing Notice and/or Applicant Statement; or (iii) when the Decision Notice is delivered to the Applicant.  Notwithstanding the foregoing, the Board may in its discretion modify any sanctions imposed or reverse any decision of the Panel that is adverse to an Applicant.  The reversal or modification by the Board of a Panel decision or reversal or modification by the Panel of any action by DDR shall not provide such Applicant with any rights against DDR or its officers or Directors for determination made prior to such reversal or modification.
10.2.1.2 Notices
(a) A Denial Notice and Decision Notice shall be sufficiently served if in writing and delivered by courier or U.S. mail to the office address or emailed to the email address provided by such Applicant.  Any notice, if mailed by U.S. mail, shall be deemed to have been given when received by the Applicant and any notice emailed will be deemed to have been given upon transmission.

(b) A Hearing Request and Applicant Statement shall be sufficiently served on DDR if in writing and delivered by courier or U.S. mail or emailed to the following address:
DTCC Data Repository (U.S.) LLC
55 Water Street
New York, New York 10041
Attention:  Counsel
ddrnotices@dtcc.com

Any notice in writing to DDR shall be deemed to have been given when received by DDR.
10.3 Involuntary Termination Procedures
10.3.1 User Termination Events by DDR
DDR may summarily terminate a User's account and access to the SDR Services when the Board determines: (a) that the User has materially breached its User Agreement, the DDR Operating Procedures or the rules contained in this Rulebook, which threaten or may cause immediate harm to the normal operation of the System, or any Applicable Law including those relating to the regulations administered and enforced by OFAC or OSFI; or (b) User's account or User's IT system is causing material harm to the normal operation of the System.  DDR's rights under this Rule 10.3 will be in addition to and separate from its rights under Rule 10.4.

In addition, the following actions must take place before DDR staff initiates any actions which may result in a User's termination of access to the DDR System and, specifically, the SDR Services: (a) DDR senior management, as well as DDR's Counsel and CCO, must be involved in any decision to involuntarily terminate a User; and (b) the Chairman of the Board of DDR must be notified in advance of any involuntary termination.

Upon the summary termination of a User's access pursuant to this Rule 10.3, DDR shall, as soon as possible, notify the impacted User of the termination in writing or via email.  Such notice shall state, to the extent practicable, in general terms how pending transaction submissions and other pending matters will be affected and what steps are to be taken in connection therewith.

Additionally, DDR staff will take required action to cancel the digital certificates of individuals with access to the terminating User's data.
10.3.2 Notice and Effect of Termination
(a) Upon the summary termination of a User's access pursuant to this Rule 10.3, DDR shall, as soon as possible, notify all Users of the termination. Such notice shall state to the extent practicable in general terms how pending transaction submissions and other pending matters will be affected and what steps are to be taken in connection therewith.  Such termination shall be effective notwithstanding any appeal thereof pursuant to Rule 10.3.3 unless and until such termination is modified or rescinded pursuant to Rule 10.3.3.
(b) Pending Submissions: Notwithstanding any other provision of the DDR Rules, DDR shall have no obligation to accept any submission of a terminated User that was affected after the time at which User was terminated from access to the System.
10.3.3 Right of Appeal to Involuntary Termination
A User whose access to the SDR Services has been terminated pursuant to Rule 10.3 shall be entitled, upon request, to a written statement of the grounds for its termination and shall have the right to appeal its termination of access in accordance with the procedure described below.
(a) A terminated User may appeal its termination of access by filing a written notice of appeal within 5 business days after the date of termination of access.
(b) Appeals shall be considered and decided by the Appeal Panel (a panel comprised of a Chairman and two individuals appointed by the Chairman of the Board to consider appeals under Rule 10.3 and the DDR Rules).  Appeal shall be heard as promptly as possible, and in no event more than 5 business days after the filing of the notice of appeal.  The appellant shall be notified of the time, place and date of the hearing not less than 3 business days in advance of such date. At the hearing, the appellant shall be afforded an opportunity to be heard and to present evidence in its own behalf, and may, if it so desires, be represented by counsel. As promptly as possible after the hearing, the Appeal Panel shall, by the vote of a majority of its members, affirm or reverse the termination of access or modify the terms thereof. The appellant shall be notified in writing of the Appeal Panel's decision; and if the decision shall have been to affirm or modify the termination, the appellant shall be given a written statement of the grounds therefor.

(c) Any decision by the Appeal Panel to affirm or modify a termination shall be reviewable by the Board on its own motion or on written demand by the appellant filed with DDR within 3 business days after receipt of notice of the Appeal Panel's decision. The Board may, but is not required to, afford the appellant a further opportunity to be heard or to present evidence. The appellant shall be notified in writing of the decision of the Board, and if the decision shall have been to affirm or modify the termination, the appellant shall be given a written statement of the grounds therefor.

(d) The filing of an appeal pursuant to this Rule shall not impair the validity or stay the effect of the termination appealed from. The reversal or modification of a termination shall not invalidate any acts of DDR taken pursuant to such termination prior to such reversal or modification, and the rights of any person which may arise out of any such acts shall not be affected by such reversal or modification.

(e) A record shall be kept of any hearing held pursuant hereto. The cost of the transcript may, in the discretion of the body holding the hearing, be charged in whole or in part to the terminated User in the event that the termination to access is finally affirmed.

10.4 Sanctions from Disciplinary Proceedings
10.4.1 Imposition of Sanctions
(a) DDR, at the request of any DDR officer and agreed to by DDR's CEO and CCO, and subject to the procedures below, may censure, suspend, expel or limit the activities, functions or operations of, and/or impose a fine on, a User for:  (i) a violation of the DDR Rules; (ii) any neglect or refusal by such User to comply with any applicable order or direction of DDR; or (iii) any error, delay or other conduct that materially and adversely affects the operations of DDR.  Limits to the activities, functions or operation of Users may include, but are not limited to, access to the DDR System or ability to submit data via a non-approved source (e.g., temporarily suspending the submission queue, where inbound messaging is at issue, while still allowing the User to maintain access to the web interface and allowing for submissions via other network services such as a spreadsheet upload).

(b) DDR shall provide prompt notice to the applicable Designated Regulators of any action taken in accordance with this Rule or any terminations pursuant to Rule 10.3.
10.4.2 Procedures for Disciplinary Proceedings
(a) Before any sanction is imposed, DDR shall furnish the User against whom the sanction is sought to be imposed ("Respondent") with a concise written statement of the charges against the Respondent.  The Respondent shall have 10 business days after the service of such statement to file with DDR a written answer thereto.  The answer shall admit or deny each allegation contained in the statement of charges and may also contain any defense which the Respondent wishes to submit.  Allegations contained in the statement of charges which are not denied in the answer shall be deemed to have been admitted, and any defense not raised in the answer shall be deemed to have been waived.  If an answer is not provided to DDR within the time permitted, as determined by the CCO, in consultation with DDR's Counsel, the allegations shall be deemed to have been admitted, and the Respondent will be notified in writing of any sanction that shall be imposed. If an answer is timely filed, DDR shall (unless the Respondent and DDR shall have stipulated to the imposition of an agreed sanction) schedule a hearing before a panel comprised of a chairman of the Disciplinary Panel and 2 (two) individuals appointed by the Board to conduct disciplinary proceedings under this Rule ("Disciplinary Panel").  At the hearing, the Respondent shall be afforded the opportunity to be heard and to present evidence on its behalf and may be represented by counsel.  A record of the hearing shall be prepared and the cost of the transcript may, in the discretion of the Disciplinary Panel, be charged in whole or in part to the Respondent in the event any sanction is imposed on the Respondent.  As soon as practicable after the conclusion of the hearing, the Disciplinary Panel shall furnish the Respondent and the Board with a written statement of its decision.  If the decision is to impose a disciplinary sanction, the written statement shall set forth the sanction being imposed and the facts surrounding the violation of these Rules.
(b) In the event that the Disciplinary Panel censures, fines, suspends, expels or limits the activities, functions or operations of any Respondent, any affected User may apply for review to the Board, by written motion filed with DDR within 5 business days after issuance of the Disciplinary Panel's written statement of its decision.

(c) The granting of any such motion shall be within the discretion of the Board.  In addition, the Board may determine to review any such action by a Disciplinary Panel on its own motion.  Based upon such review, the Board may affirm, reverse or modify, in whole or in part, the decision of the Disciplinary Panel.  The Respondent shall be notified in writing of the decision of the Board which shall be final.  Once a decision of the Disciplinary Panel is final, the CCO will facilitate and coordinate the administration of any such sanctions imposed as a result of such disciplinary proceedings.

(d) Any time limit set forth in this Rule may be extended by the body having jurisdiction over the matter in respect of which the time limit is imposed.

(e) The summary termination of access by a User pursuant to Rule 10.3 shall not be deemed to be a "sanction" within the meaning of this Rule, and the provisions of this Rule shall be inapplicable to any such summary termination.
10.5 Audits, Provision of Information and Cooperation
 Subject to Applicable Law, each User will comply with all reasonable requests by DDR for information, documentation or data concerning such User and related to such User's use of the System as DDR may deem necessary.  DDR will have the right to audit or inspect a User (and its facilities) with respect to its use of the System, upon reasonable notice, and Users shall cooperate with such audits or inspections and with other inquiries by DDR concerning their use of the System.
The CCO or his/her delegate shall have authority to investigate any potential rule violation, shall be responsible for enforcing violations and for following the procedures outlined in Rule 10.4.
11. DIRECTOR CONFLICTS OF INTEREST
11.1 Director Conflicts of Interest
A conflict of interest is present whenever the interests of the Company compete with the interests of a Director, the Director's employer, or any other party with which a Director is associated, or otherwise whenever a Director's corporate or personal interests could be reasonably viewed as affecting his or her objectivity or independence in fulfilling the Director's duties to the Company.
While it is not possible to anticipate all possible conflict situations, conflicts of interest typically arise whenever a Director, an immediate family member or other personal associate of a Director or a firm with which a Director is associated as a Director, officer, employee or beneficial owner of 1% or more of the firm's equity interests, has (directly or indirectly) a business interest in a party with whom the Company is doing business in some capacity other than as a User or in a transaction or other activity that competes (directly or indirectly) with a transaction or activity which the Company is pursuing or conducting.
Situations involving potential conflicts of interest may also include instances in which a Director, an immediate family member or other personal associate of a Director, or a firm with which a Director is associated as a Director, officer, employee or beneficial owner, has (directly or indirectly):
(a) a compensation arrangement (other than with respect to fees payable to a Director in his or her capacity as an employee or Director) or other interest in a transaction with the Company;
(b) a compensation arrangement or other interest in or affiliation (subject to de minimis exceptions) with any entity or individual that: (a) sells goods or services to, or purchases goods or services from, the Company; or (b) the Company has, or is negotiating, or contemplating negotiating, any other transaction or arrangement;
(c) used his or her position, or confidential information or the assets of the Company to his or her (or an associated party's) personal advantage or for an improper or illegal purpose;
(d) solicited or accepted any gift, entertainment, or other favor where such gift might create the appearance of influence on the Director (other than gifts of nominal value, which are clearly tokens of respect and friendship unrelated to any particular transaction or arrangement);
(e) acquired any property or other rights in which the Company has, or the Director knows or has reason to believe at the time of acquisition that the Company is likely to have, an interest;
(f) taken advantage of an opportunity related to the activities of the Company that is available to the Company or to the Director, unless the Board has made an informed decision that the Company will not pursue that opportunity;
(g) a business interest that is affected by any transaction, arrangement, or decision involving the Company; or
(h) any other circumstances that may, in fact or in appearance, make it difficult for the Director to exercise independence, objective judgment or otherwise perform effectively.
11.2 Disclosure of an Actual, Potential or Apparent Conflict of Interest
Conflict identification and analysis can be difficult and, therefore, Directors are at all times expected to act on the side of caution and immediately bring to the attention of the Chief Compliance Officer and either the Chairman of the Board or the Counsel any matters that may involve conflicts of interest or be reasonably perceived by others to raise questions about potential conflicts even if the person does not believe that an actual conflict exists.  Disclosures should be made in advance, before any action is taken on the matter.
In addition, each Director shall complete an annual Questionnaire Concerning Conflicts of Interest, disclosing any actual, potential, or apparent conflicts.  They shall also promptly disclose any relevant change in circumstances. The Questionnaires shall be reviewed by the Company's Counsel and the Chief Compliance Officer.
11.3 Evaluation of an Actual, Potential or Apparent Conflict of Interest
The Chief Compliance Officer, in consultation with the Chairman of the Board or the Counsel, as appropriate, shall evaluate conflict disclosures and make other necessary inquiries to determine the extent and nature of any actual or potential conflict of interest, consulting with the Chairman of the Board or the Counsel as appropriate.  If appropriate, the Chief Compliance Officer shall consider alternatives to the proposed transaction or arrangement and consult with the Board when needed.
11.4 Resolution of an Actual, Potential or Apparent Conflict of Interest
The Company may enter into a transaction or other arrangement in which there is an actual or potential conflict of interest only if at a duly held Board meeting a majority of those Directors (if a quorum is present at such time) who have no interest in the transaction or arrangement approve the transaction or arrangement after determining, in good faith and after reasonable inquiry, that:
(a) entering into the transaction or arrangement is in the best interests of the Company, while considering the Company's purpose and resources, and the possibility of creating an appearance of impropriety that might impair the confidence in, or the reputation of, the Company (even if there is no actual conflict or wrongdoing);
(b) the transaction or arrangement in its entirety, and each of its terms, are fair and reasonable to the Company, after consideration of available alternatives;
(c) the transaction or arrangement furthers the Company's purpose; and
(d) the transaction or arrangement is not prohibited by law or regulation.

12. TERMS & TERMINOLOGY
Applicable Law - Any and all applicable  laws and regulations, judicial orders and decisions, and rules, regulations, interpretations and protocols, as amended from time to time in a jurisdiction in which DDR is registered, designated, recognized or otherwise licensed as a trade repository

Applicable Regulations - Regulations promulgated by Designated Regulators

AMF - Autorite des marches financiers

Board - The Board of Directors of DDR
Canadian Regulators - The OSC, AMF, MSC and any other Canadian regulatory agency with which DDR registers or is designated or recognized to provide trade repository services
Canadian Laws - The Applicable Law and Applicable Regulations which specifically apply to DDR Services provided to Market Participants in Canada
CCO - Chief Compliance Officer
CEA - Commodity Exchange Act, as amended
CFTC - U.S. Commodity Futures Trading Commission
DCO - Derivatives Clearing Organization
DCM - Designated Contract Market

Designated Regulators - Regulators which supervise DDR including the CFTC, OSC, AMF and MSC

DF or Dodd-Frank - The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended from time to time
DDR or Company - DTCC Data Repository (U.S.) LLC

DDR Rules - Collectively, the User Agreements (See Appendix A), Operating Procedures (See Appendix B), and rules contained in this Rulebook

DDR System or the System - Those systems operated by DDR through which the SDR Services are provided

DTCC - The Depository Trust & Clearing Corporation

EID - Event ID

End User - User who is exempt from the mandatory clearing requirements pursuant to section 2(h)(7) of the CEA
Exchange Act - Securities Exchange Act of 1934, as amended
Important Notice - formal notices sent to Users describing significant changes to DDR Rules, DDR Systems or other processes
LEI - Legal Entity Identifier
Market Participants - Includes, but is not limited to SDs, MSPs, SEFs, DCOs, DCMs, foreign boards of trade ("FBOTs"), derivatives dealers and recognized or exempt clearing agency (under Canadian Law)
MSC - The Manitoba Securities Commission
MSP - Major Swap Participant

OFSI - the Canadian Governments Office of the Superintendent of Financial Institutions.

OSC - Ontario Securities Commission

OTC - Over-the-Counter
PET - Primary Economic Terms

Public Data - Data required to be disseminated publically pursuant to Applicable Law

Registered Entity - An entity appropriately registered with a Designated Regulator

RP - Reporting Party

RT Message - Real-Time message

SBS - Security-based Swaps
SB SEF - Security-based Swap Execution Facility
SD - Swap Dealer

SDR - Swap Data Repository
SEC - U.S. Securities and Exchange Commission
SEF - Swap Execution Facility

Swap Data - The specific data elements and information set forth in CFTC Regulation Part 45 required to be reported by a reporting entity to a registered swap data repository, in addition to transaction level data as defined in the applicable regulations of the Designated Regulators.

Trusted Source -An entity that has entered into a User Agreement, been recognized as such by DDR and provides the definitive report of a given position

UCI - Unique Counterparty Identifier
UPI - Unique Product Identifier
USI - Unique Swap Identifier
User - An entity that has executed a DDR User Agreement then in effect

User Agreement - one of the agreements contained in Appendix A.

UTI - Unique Transaction Identifier

APPENDIX A: FORMS OF USER AGREEMENT
1. Repository User Agreement
2. Repository User Agreement for Qualified Multilateral Trading Facilities
3. Repository User Agreement for View-Only Access
4. Repository Supplement to the User Agreement

REPOSITORY USER AGREEMENT ("User Agreement")

________________, in its role/capacity set out below for and on behalf of each of the entities listed on Annex I hereto (each severally and not jointly, a "User") wishes to participate in one or more services or systems to be operated by DTCC Data Repository (U.S.) LLC, a New York limited liability company (the "Repository").  It is understood and agreed that this document shall constitute a separate agreement between the Repository, on the one hand, and each entity/fund that is listed in Annex I hereto, as amended from time to time, on the other hand, as if each such entity/fund has executed a separate document naming only itself as the User, and that no entity/fund that is listed in Annex I, as amended from time to time, shall have any liability under this document for the obligations of any other entity/fund that is listed in Annex I, as amended from time to time, solely by reason of being listed in Annex I, as amended from time to time. Annex I shall be amended by the submission, by e-mail or other electronic means which the Repository may adopt from time to time, of a revised Annex I which shall supplement the preexisting document as an annex to this Agreement.  The Repository is entitled to regard the instructions received in this manner as a valid instruction and consent from the User and will not be responsible for confirming or verifying the validity or accuracy of the instruction received.  The submitting User represents and warrants that it has valid authority or consent to submit such instruction. Unless otherwise instructed in writing, the Repository will treat each entity/fund listed in Annex I hereto as part of the same Family for purposes of the Operating Procedures.
By signing this User Agreement, effective as of the later of the date entered below or the date the Repository is designated as a trade repository (or its equivalent under local law) by the competent regulator within the jurisdiction in which the Repository is incorporated (the "Effective Date") each of User and the Repository agrees to be bound by the Rulebook of the Repository, the Operating Procedures and the Applicable Publications (as defined in the Operating Procedures (e.g., message formats and messaging processes, procedures for use of the Web Front End, publications of security arrangements, publications of further specifications for Services, Important Notices)) issued thereunder, as each may be amended, supplemented or modified from time to time (the "Operating Procedures") with respect to the services or systems provided or operated by the Repository.
The User will pay to the Repository such fees and charges for the services provided as shall be specified from time to time in the DDR Fee Schedule posted on the Repository's website.
The User hereby acknowledges receipt of the most current version, as of the Effective Date, of the Fee Schedule, Operating Procedures, Rulebook and DDR Disclosure Document.
Completion of the "DDR Canada - Local Counterparty" tab in Annex I to the User Agreement will enable a User to submit swap transactions in satisfaction of various requirements under Canadian law as noted therein.
This User Agreement and the Operating Procedures, to the extent that they govern or relate to the relationship between the undersigned and the Repository, will be governed by the law of the State of New York, without regard to the conflicts of law provisions thereof.

Each entity/fund, severally and not jointly, that is listed in Annex I (each such entity/fund individually, the "User")
By:
[Print the name of the company signing on behalf of the entity/fund (i.e., the name of Investment Company)]
as
[Insert authorized role/capacity of the company above (i.e., Investment or Asset Manager)]

with an address at

[Insert address, including Country]
By:
[Signature]
Name:
Title:

DTCC Data Repository (U.S.) LLC
By:
      [Signature]
Name:

Title:

Effective Date: ___________

Annex I
Annex I for purposes of this User Agreement shall comprise the entities/funds listed on the Annex I Cross Asset Service Request Form/Cross Asset Service Request Form Asset Managers (or the equivalent form identified as Annex I), as may be amended from time to time, a copy of which can be found on the Repository's website.

REPOSITORY USER AGREEMENT ("User Agreement")
FOR QUALIFIED MULTILATERAL TRADING FACILITY
The undersigned user ("User") wishes to participate in one or more services or systems to be operated by DTCC Data Repository (U.S.) LLC, a New York limited liability company (the "Repository"). By signing this User Agreement, effective as of the date entered below (the "Effective Date") each of User and the Repository agrees to be bound by the Rulebook of the Repository, the Operating Procedures and the Applicable Publications (as defined in the Operating Procedures (e.g., message formats and messaging processes, procedures for use of the Web Front End, publications of security arrangements, publications of further specifications for Services, Important Notices)) issued thereunder, as each may be amended, supplemented or modified from time to time (the "Operating Procedures") with respect to the services or systems provided or operated by the Repository.
The User will pay to the Repository such fees and charges for the services provided as shall be specified from time to time in a pricing schedule to the Operating Procedures.
The User hereby acknowledges receipt of the most current version, as of the Effective Date, of the Operating Procedures, Rulebook and DDR Disclosure Document.
The User hereby represents that it has received a designation to operate as a Qualified Multilateral Trading Facility, as defined in CFTC No Action Letter 14-46, and is in receipt of the applicable designation letter from the Commodity Futures Trading Commission.
This User Agreement and the Operating Procedures, to the extent that they govern or relate to the relationship between the undersigned and the Repository, will be governed by the law of the State of New York, without regard to the conflicts of law provisions thereof.

Legal Entity Name:
[Print the name of the company]

Legal Entity Identifier(s) ("LEI"):
with an address at

[Insert address]
By:
[Signature]
Name:
Title:

DTCC Data Repository (U.S.) LLC
By:
[Signature]
Name:
Title:
Effective Date:

VIEW ONLY REPOSITORY USER AGREEMENT ("User Agreement")
The undersigned user ("User") wishes to participate in one or more services or systems to be operated by DTCC Data Repository (U.S.) LLC, a New York limited liability company (the "Repository"). By signing this User Agreement, effective as of the date entered below (the "Effective Date") each of User and the Repository agrees to be bound by the Rulebook of the Repository, the Operating Procedures and the Applicable Publications (as defined in the Operating Procedures (e.g., message formats and messaging processes, procedures for use of the Web Front End, publications of security arrangements, publications of further specifications for Services, Important Notices)) issued thereunder, as each may be amended, supplemented or modified from time to time (the "Operating Procedures") with respect to the services or systems provided or operated by the Repository.
The User hereby acknowledges receipt of the most current version, as of the Effective Date, of the Operating Procedures, Rulebook and DDR Disclosure Document.
This User Agreement and the Operating Procedures, to the extent that they govern or relate to the relationship between the undersigned and the Repository, will be governed by the law of the State of New York, without regard to the conflicts of law provisions thereof.
View only access will be granted only where you are named as the legal entity (as provided) in the trade party field or in the execution agent field.

Legal Entity Name:
[Print the name of the company]

Legal Entity Identifier(s) ("LEI"):
with an address at

[Insert address]
By:
[Signature]
Name:
Title:

DTCC Data Repository (U.S.) LLC
By:
[Signature]
Name:
Title:
Effective Date:

DDR User Supplement
DTCC DATA REPOSITORY (U.S.) LLC
DDR SUPPLEMENT TO DTCC NON-U.S. USER AGREEMENT
Reference is made to the User Agreement indicated below (the "Existing User Agreement") entered into between the trade repository indicated below and the undersigned on behalf of the entities party thereto.  By signing below, the undersigned, on behalf of the entities listed on the undersigned's DDR Service Request Form (Annex I) as amended from time to time, with respect to the reporting jurisdictions indicated for each such entity on such DDR Service Request Form (Annex I) as amended from time to time, agrees as follows:
- to be bound by the DDR Rulebook and Operating Procedures as may be amended from time to time;

- to be bound by the DDR Fee Schedule as may be amended from time to time;

- to have hereby acknowledged receipt of the DDR Disclosure Statement;

-  if the box is checked at the beginning of this line, the Access Coordinators designated by the undersigned as Access Coordinators pursuant to the Existing User Agreement will also serve as Access Coordinators for the equivalent (as applicable) DDR systems and products;

-  if the box is checked at the beginning of this line, any third party submitter named pursuant to the  Third Party Submitter Authorization Supplement to the Existing User Agreement will also serve as a Third Party Submitter for DDR;

- The agreement  with the following DTCC trade repository shall be the Existing User Agreement for purposes of this Supplement (check only one):
 DTCC Derivatives Repository Ltd   DTCC Data Repository (Singapore)
Pte. Ltd.
 DTCC Data Repository (Japan) KK  Other _____________________________
          [only fill in DTCC trade repository name]

- The Existing User Agreement together with the DDR Service Request Form (Annex I) as amended from time to time and as modified by this DDR Supplement shall constitute the DDR User Agreement.
This DDR Supplement and the DDR Operating Procedures, to the extent that they govern or relate to the relationship between the User and DDR will be governed by the law of the State of New York without regard to the conflicts of law provisions thereof. Each party irrevocably agrees that any dispute in relation to this DDR Supplement, or any non-contractual claim arising out of it, will be subject to the exclusive jurisdiction of the courts of New York State without regard to the conflicts of law provisions thereof.
For Canadian swap transaction submissions, the undersigned should complete the "DDR Canada - Local Counterparty" tab in Annex I to the DDR User Agreement with this supplement.
This DDR User Agreement hereby applies to each entity/fund that is listed in the DDR Service Request Form (Annex I) as amended from time to time:
By:

[Print the name of the company signing on behalf of the entity/fund (i.e., the name of Investment Company)]
as
[Insert authorized role/capacity of the company above (i.e., Investment or Asset Manager)]

with an address at

[Insert address, including Country]
By:
[Signature]
Name:
Title:
DTCC Data Repository (U.S.) LLC
By:
      [Signature]
Name:

Title:

Effective Date: ___________

APPENDIX B: OPERATING PROCEDURES
1. DTCC Data Repository (U.S.) LLC Operating Procedures
2. Swap Data Repository Appendix to the DTCC Data Repository (U.S.) LLC Operating Procedures
3. Canadian Repository Appendix to the DTCC Data Repository (U.S.) LLC Operating Procedures

DTCC DATA REPOSITORY (U.S.) LLC
OPERATING PROCEDURES
1. Introduction
DTCC Data Repository (U.S.) LLC (the "Company" or "DDR"), a New York limited liability company, has entered into User Agreements with various institutions that are potential users (each, a "User") of one or more services (each, a "Service") to be provided by the Company.  The automated systems or other mechanisms through which the Company provides the Services are referred to herein as the "System."

As used in these Operating Procedures, the term "User" shall also include a Third Party Submitter as defined in the Appendices to these Operating Procedures, except as provided therein or as the context may otherwise require.

2. User Information; Non-Repudiation
a. The Company will maintain for the benefit of Users a database that (A) assigns to each User a unique alpha-numeric identifier and (B) groups Users into families (each, a "Family") as directed by the Users (through User Agreements or in such other manner as designated by the Company from time to time) that desire to be so grouped.  (The Company may use for this purpose a uniform counterparty identifier, such as a Legal Entity Identifier or Global Markets Entity Identifier, or similar identifier provided or required by a regulator or provided by a third party acceptable to the Company.)  Users may access the System through (i) computer-to-computer links ("Computer-to-Computer Links"), (ii) a secure Web front end (the "Web Front End"), or (iii) other means of access designated by the Company from time to time, in each case supported by or on behalf of the Company for the purpose, among possible others, of effecting electronic submission of records of eligible transactions, all in the manner and subject to the security arrangements established by the Company from time to time, as set forth in the Company's Applicable Publications (described below).  The security arrangements established by the Company will include (a) means of determining whether particular records were submitted to the System through Computer-to-Computer Links established with a particular User or its Family or (b) access to the Web Front End by means of digital certificate(s) and password(s), or other secure identifiers, assigned to that User or its Family.  Records submitted to the System (as described below) indicating a particular User as the submitting party (through an identifier referred to above) shall be conclusively presumed to have been duly authorized by the User whenever such records are so determined to have been submitted through Computer-to-Computer Links established with that User or its Family, or through access of the Web Front End by means of the digital certificate(s) and password(s), or other secure identifiers, assigned to that User or its Family.  If a User submits a record for another User that is a member of the same Family, the record shall be conclusively presumed to have been made on behalf of such other Family member and to have been duly authorized by such other Family member.

b. Records submitted to the System (as described below) indicating a particular User as the submitting party (through an identifier referred to above) shall be conclusively presumed to have been duly authorized by the User, or in the case of a Third Party Submitter, the parties to the transaction submitted, whenever such records are so determined to have been submitted through Computer-to-Computer Links established with that User or its Family, or through access of the Web Front End by means of the digital certificate(s) and password(s), or other secure identifiers, assigned to that User or its Family.

c. If a User submits a record for another User that is a member of the same Family, the record shall be conclusively presumed to have been made on behalf of such other Family member and to have been duly authorized by such other Family member.

d. The Company may, at its sole discretion, permit the User to submit certain revised documents by e-mail or other electronic means which the Company may adopt from time-to-time, which on submission shall supplement the pre-existing document as part of this Agreement. The Company is entitled to regard the instructions received in this manner as a valid instruction and consent from the User and will not be responsible for confirming or verifying the validity or accuracy of the instruction received. The submitting User represents and warrants that it has valid authority or consent to submit such instruction.
e. The Company may designate certain documents as "Applicable Publications," which may include publications of message formats and messaging processes for Computer-to-Computer Links and of procedures for use of the Web Front End, publications of security arrangements, publications of further specifications for Services or the System and any other publications, forms or notices that the Company deems to be an Applicable Publication including the Company Rulebook, as amended from time-to-time. Such Applicable Publications, as well as modifications to these Operating Procedures and other notices from time to time, will be announced to Users through the issuance of important notices or by posting such notice on the Company's website (each, an "Important Notice"), which will be made available to Users in accordance with the "Notices" section set forth under "Important Legal Information" below.

3. How the System Works

The System is intended to provide Users with certain Services, in each case as set forth in more detail in an appendix or supplement to these Operating Procedures.

- Transmission of Records from Users to the System.  Services may entail submission of one or more records or messages ("Records") by or on behalf of Users to the System, for processing, transmission, generation of reports or for other purposes.  The Company may establish record descriptions ("Record Descriptions"), message formats, messaging processes and other specifications from time to time for use in submitting Records to the System.  Records improperly formatted or containing data elements not conforming to such descriptions, formats, processes or specifications may be rejected by the Company in its discretion.  Publications of Record Descriptions, message formats and messaging processes and specifications will be announced to Users through an Important Notice or Applicable Publications.  Each User agrees with the Company to use the System in accordance with the most up-to-date version of such procedures and publications made available by the Company from time to time.  The Company may also establish procedures for the back loading of existing Records, and may establish different Record Descriptions, message formats, messaging processes and other specifications for that purpose.
- Termination of Use of Services.  Subject to any specific termination procedures set forth in an appendix or supplement for a particular Service, each User may terminate its use of the Services upon at least two New York business days' notice to the Company.  (Such termination may or may not be made in connection with any notice of a prospective modification to these Operating Procedures pursuant to paragraph 3 under Important Legal Information below.)  Upon termination, all attempted submissions of Records by or on behalf of the terminating User shall not be permitted by the System and the Records of the terminating User shall not be subject to change in status as the result of any such attempted submission of Records.  In addition, the terminating User shall be afforded the opportunity to use the Web Front End to search all transactions and, to the extent then permitted by the Web Front End, to "download" all Records found, with accompanying System assigned statuses.  (All such Records will also have previously been transmitted to Users having Computer-to-Computer Links.)  The terminating User shall not accrue fee obligations from the effective date of the termination onwards, but all other obligations and rights of the terminating User under these Operating Procedures shall survive termination of use of the Services.  The Company may continue to maintain and disclose Records relating to the User as provided in these Operating Procedures or as required by Applicable Law after termination of use of the Services.

Important Legal Information
1. Copyright
These DTCC Data Repository (U.S.) LLC Operating Procedures, as amended, supplemented or modified from time to time, and together with any appendix, annex or supplement hereto as well as the DDR Rulebook and DDR User Agreements (these "Operating Procedures") are copyright 2015 by DTCC Data Repository (U.S.) LLC.
The Operating Procedures (including, without limitation, any text, image, logo compilation code and/or design) are proprietary and protected by copyright, and is exclusive for use by the Company and Users.  Each User is granted, only for so long as it is a User, a personal limited, non-exclusive, non-transferable, non-sublicensable and freely revocable license to use this publication solely for its own internal business purposes in connection with access to and use of the System, with the right to make copies as reasonably necessary for such use and the right to download and store this publication on a computer of such User, in each case subject to the terms and conditions set forth herein.  When such User ceases being a User, such User shall use its reasonable efforts to promptly return to the Company, or destroy, all copies of this publication then in its possession, including any copies held in any format in any electronic media; provided that such User shall not be obligated to take such action if doing so would be inconsistent with applicable law or such User's internal record retention policies.  Except as authorized by the foregoing, no part of this publication may be printed, stored, reproduced, copied, altered, modified, posted, distributed, transmitted, displayed, published, sold, licensed or used in any form or by any means (other than for the User's own internal purposes in connection with the User's use of the System), without the Company's prior written approval.
2. Terms of Use
Users must satisfy themselves that the use of the System and the Services, including the submission and use of Records, will meet the requirements of any law, rule or regulation ("Applicable Law") to which they are subject.  The Company is not making, and hereby expressly disclaims, any representations or warranties as to the status of Records submitted to the System by or on behalf of Users under Applicable Law or any contractual arrangements involving Users, including without limitation as to the enforceability of contracts described in Records.
Each User agrees that it will not (i) claim, solely on the basis of the electronic nature of the System, that any Record is inadmissible in a court of law or other proceeding or (ii) object, solely on the basis of the electronic nature of the System, to the admission of any Record in a court of law or other proceeding.
Each User agrees that it will not assign or otherwise transfer its rights or obligations hereunder or under its User Agreement to any third party without the Company's express written consent, which consent shall not be unreasonably withheld or delayed, and any such assignment or transfer without consent shall be null, void and without effect.  Each User agrees that the Company may from time to time assign or transfer its rights and/or obligations hereunder or under a User Agreement, in whole or in part, in each case without the consent of any User; provided, however, that any transferee who assumes any obligations for SDR Services will have obtained necessary registration and authorizations to provide such services under Applicable Law.  The Company will notify Users of any such action pursuant to Section 3 below.

The contents of these Operating Procedures may be updated periodically, possibly in different formats.  The most current version of these Operating Procedures, as well as Important Notices that address the contents of these Operating Procedures and Applicable Publications, will be made available by the Company to Users from time to time in accordance with "Notices" below.  The Company will not be responsible for losses, costs or expenses arising from any failure of Users to follow the Company's most current Operating Procedures and/or Applicable Publications.  Users may direct inquiries about these Operating Procedures, to DTCC Data Repository (U.S.) LLC, 55 Water Street, New York, New York, 10041, Attention:  Counsel or to ddrnotices@dtcc.com or to such other address as the Company shall notify Users from time to time.
Each User waives any claim that it may have against the Company or any other person with respect to a business decision by such other person not to commence using the System or to terminate use of the System.
Each User and the Company agree that the User's User Agreement and these Operating Procedures are intended to establish a contractual relationship solely between such User and the Company and further that there are no intended or unintended third party beneficiaries of the agreements of such User and the Company hereunder.

 3. Notices
The Company shall provide to Users or prospective Users any disclosure document with respect to the Company's Services and Systems required to be provided under Applicable Law.
The Company will provide 10 New York business days' prior notice to each User of any material modification, amendment or supplement to these Operating Procedures and any Applicable Publication.  Any such modification, amendment or supplement shall have been approved by the Board of Directors of the Company, any successor oversight body, or, in either case, its designee(s) (the "DDR Board").  Any such notice, together with any Important Notice and any other notice from the Company to a User under these Procedures or under any agreement between the Company and a User, shall be sufficiently served on such User if the notice is electronically made available or transmitted to such User by any means normally employed by the Company for the delivery of electronic communications to such User.  Alternatively, any such notice shall be sufficiently served on such User if it is in writing and delivered or mailed to the address most recently provided by such User to the Company in writing as being applicable for such purpose.  Any such notice to a User, if made available or transmitted electronically, shall be deemed to have been given, respectively, at the time of availability or transmission.  Any such notice to a User, if delivered or mailed in writing, shall be deemed to have been given at the time of receipt.  Any notice from a User to the Company, including any notice under any agreement between the Company and the User, shall be sufficiently served on the Company if the notice is in writing and delivered to the Company, care of The Depository Trust & Clearing Corporation, 55 Water Street, New York, New York, 10041, Attention:  General Counsel, or to such other address as the Company shall notify Users from time to time.  Any notice to the Company shall be deemed to have been given when received by the Company at the address specified above.  Copies of such notices may be provided for information purposes to ddrnotices@dtcc.com.
4. Provision and Use of the Services
The Company shall retain exclusive control over the Services and the System through which they are provided.  The Company shall be entitled, to the extent permitted by Applicable Law, to deny an application to become a User or to involuntarily terminate a User's use of the SDR Services and the DDR System upon written notice, and the Company has adopted appropriate procedures in its Rulebook under which such a denial or termination may occur.  Each User is solely responsible for any equipment and software necessary for such User to access and use the System.  Each User agrees that the System may not be used by any person in any jurisdiction where the Operating Procedures or use of the System would be contrary to any Applicable Law.  Each User agrees that its access to and use of the Services and the System, and any activity that such User undertakes in connection therewith will at all times comply with Applicable Law.  Each User that is a regulated entity agrees with the Company that such User will be solely responsible for complying with all requirements under Applicable Law with respect to record keeping and the maintenance of its books and records, and the Company makes no representation that the System will satisfy such requirements.
Each User agrees with the Company that such User will pay to the Company such fees and charges for use of the Services as shall be specified from time to time on the Company's website.

Each User that has, or has an affiliate that has, a daily money settlement account at The Depository Trust Company ("DTC") hereby agrees on behalf of itself or such affiliate that all such fees and charges shall be paid on a monthly basis through such a daily money settlement account in such manner as determined by the Company from time to time.  The Company may from time to time make alternate forms of payment available to each such User.  If a User does not have, or does not have an affiliate that has, a daily money settlement account at DTC, the Company shall specify alternate forms of payment to such User.  Such an alternate form of payment may include, for a User that has, or has an affiliate that has, a money settlement account at another subsidiary of The Depository Trust & Clearing Corporation, a payment through such money settlement account.

Without limiting any other provisions of the Operating Procedures, to the extent that a User is located within the United States, or is otherwise subject to the jurisdiction of the United States, such User certifies the following in connection with Records submitted by it or on its behalf:

User is a U.S. person as defined by applicable regulations administered and enforced by Office of Foreign Assets Control ("OFAC"). User agrees that it is thereby subject to such regulations and User agrees that it has implemented a program reasonably designed to comply with such regulations. As part of its OFAC compliance program, User also certifies that it has screened and will continue to periodically screen against the most recent version of OFAC's List of Blocked Persons, Specially Designated Nationals, Specially Designated Terrorists, Specially Designated Global Terrorists, Foreign Terrorist Organizations and Specially Designated Narcotics Traffickers (collectively referred to as the "SDN List") the name and address of any party and/or any counterparty to a transaction for which it submits a Record or a Record is submitted on its behalf.

5. Access to the System and Security
Each User agrees with the Company to abide by all security procedures specified by the Company to the User in the Applicable Publications or as posted on the Company's website and will take reasonable steps to maintain the confidentiality and integrity of such security procedures.  Each User will not knowingly or negligently introduce or permit the introduction of any computer viruses, worms, Trojan horses or other harmful codes into the System.  Each User agrees with the Company that such User is responsible for preventing unauthorized access to the System.  The Company shall comply with its security procedures specified in the Applicable Publications or as posted on the Company's website.

 6. Representation and Warranties
By using the System and the Services, each User represents and warrants on a continuing basis that (a) it has the power and authority to enter into and perform its obligations under these Operating Procedures and its User Agreement, (b) these Operating Procedures and its User Agreement constitute valid, binding and enforceable obligations of such User, (c) such User's access to and use of the System and the Services does not and will not violate any Applicable Law, and (d) access to the System will be limited to authorized personnel who will be using the System within the scope of their employment and solely for such User's or its Family's business purposes.  The Company represents and warrants on a continuing basis that (a) it has the power and authority to enter into and perform its obligations under these Operating Procedures, (b) these Operating Procedures constitute valid, binding and enforceable obligations of the Company and (c) it is duly registered, designated, recognized or otherwise licensed as a trade repository and authorized to provide the SDR Services.

7. Compliance with Applicable Law
Each User agrees with the Company that the Company and its affiliates may take or refrain from taking any action (including, without limitation, the disclosure of any information, including Confidential Information (as defined below), relating to such User or such User's use of the System and the Services) that the Company or its affiliates consider necessary or appropriate to comply with Applicable Law or with any subpoena, order or request of any court, governmental, regulatory, self-regulatory, market or other relevant authority, agency or organization, or to enable the Company and its affiliates to continue to provide the Services and the System to the Users.  Neither the Company nor its affiliates, nor any of their respective officers, directors, employees or other representatives, will be liable to any User or any other person, including without limitation, any members, participants or users of a Third Party Submitter, as a result of taking or refraining from taking any such action.

Without limiting the other provisions of the Operating Procedures, each User acknowledges and agrees that one or more competent governmental authorities may have access to the Company's books and records and that the Company and its operations and premises may be subject to examination and/or inspection by competent governmental authorities, in each case in accordance with Applicable Law.  Each User acknowledges and agrees that the Company shall have no responsibility or liability to such User with respect to such access, examination or inspection by such a governmental authority.

8. Confidential Information and Use of Data
a. The Company and each User agrees that each will treat as confidential (both during and after the termination of a User's access to the System) all Confidential Information.  "Confidential Information" shall mean (i) with respect to the Company, transaction data specified in Records received by the Company and any data, reports, summaries or payment amounts which may be produced as a result of processing such transaction data, and (ii) with respect to any User, the technical specifications of the System (to the extent not publicly disclosed by the Company).  Confidential Information shall not include data distributed to the public in accordance will Applicable Law.

b. Except as otherwise expressly provided herein, neither the Company nor a User will transfer or disclose Confidential Information to any third party (other than any member of the User's Family, a counterparty to the relevant transaction described in such Confidential Information or, in the case of a User that is a Third Party Submitter, a party to the relevant transaction described in such Confidential Information or as expressly requested by a User or a counterparty to a transaction or to a third party service provider) or use such Confidential Information except as expressly contemplated under these Operating Procedures and the Applicable Publications or, in the case of the Company, as reasonably deemed necessary by the Company to provide the Services or the System in connection with the operation of such Service and in any case consistent with Applicable Law.  In addition, the Company shall consent to the disclosure of Confidential Information to vendors or agents of the User as needed to permit such vendors or agents to assist the User in its use of the System or the Services, provided that such vendors or agents are authorized by Users to receive such Confidential Information.  Confidential Information will not include (1) in the case of Confidential Information maintained by the Company, Confidential Information relating to a User that such User, or in the case of a User that is a Third Party Submitter, Confidential Information relating to a party to the transaction submitted that such party, has requested in writing that the Company release, and that the Company has agreed, on conditions determined by the Company in its discretion to release, (2) information that is, or becomes, known to the public other than through a breach by a User or the Company of these Operating Procedures, (3) information that is rightfully received by a User or the Company from a third party entitled to disclose it, or (4) information that is independently developed by a User or the Company without reference to such party's Confidential Information.  In addition, a User may disclose Confidential Information to the extent required by Applicable Law, including, without limitation, as required by subpoena, order or request of any court, governmental, regulatory, self-regulatory, market or other relevant authority, agency or organization, but such disclosure shall be only to the extent and only for so long as necessary to comply with such Applicable Law.

c. Notwithstanding the foregoing, nothing herein shall prevent the Company or its affiliates from releasing or disclosing data to others provided that such data (i) shall be in a form that does not reveal, directly or indirectly, proprietary or confidential, financial, operational or trading data of a particular User or inappropriately arranged groups of Users (including, but not limited to, Users or groups of Users designated by size, market share, degree of use of the Service, or other similar indicator that may indicate the identity of the User or User group) or, in the case of a Third Party Submitter, parties to the transactions submitted, or (ii) shall consist of a compilation of aggregated anonymous historical data (except the Company shall have the right to disclose to a Third Party Submitter data relating to transactions submitted by such Third Party Submitter), subject to Applicable Law.  Notwithstanding anything else contained in this Section 8, but subject to any specific provisions set forth in an Appendix to the Operating Procedures for a particular Service, the Company may (1) publicly disclose, and/or disclose to regulators, information relating to aggregate positions and transaction activity and other aggregate data, including information relating to position and transaction activity and other data of broad categories of Users (or, in the case of a User that is a Third Party Submitter, members, participants or users thereof) so long as such categories of Users (or such members, participants or users) are sufficiently populous so that individual Users' (or such members' participants' or users') positions and transaction activity and other data cannot be determined; and (2) publicly disclose, and/or disclose to regulators, anonymous data based on aggregates, including averages and means.

d. Notwithstanding anything to the contrary herein, any sale or commercialization by the Company of data shall be subject to the Company's policy related to the commercialization of data, as in effect from time to time, if any, and Applicable Law.

e. Subject to Applicable Law, each User will supply the Company with all information that reasonably is requested by the Company concerning such User and related to such User's use of the System or the Services or that is reasonably and in good faith deemed by the Company to be necessary in connection with the Company's obligations under Applicable Law.  Each User acknowledges and agrees that the Company and its affiliates on behalf of the Company may monitor and record (x) such User's use of the System or the Services and (y) telephone conversations with such User concerning the System or the Services.

9. Limitation of Liability and Disclaimer
The Company will have no responsibility or liability for a Record submitted by any User that is improperly formatted or contains data elements not conforming to the applicable Record Description.  While the Company may inform a User of such improper formatted or nonconforming data elements, the Company shall have no obligation to inform any User of such problems and the Company's failure to so inform a User shall in no way signify that the Record was properly formatted and is conforming.  The Company shall have no responsibility for ensuring that any Record submitted conforms in form and substance to the applicable Record Description.
The Company will have no responsibility or liability for the completeness or accuracy of any transaction data it receives from or on behalf of any User or provides to any regulator or publishes or for the successful completion of any transaction covered by any Record.  The Company in no event guarantees that any party to a transaction covered by any Record will fulfill its obligations to the other party or parties to such transaction.
The Services and the System are provided "as is."  The Company and its affiliates do not make any representation or warranty, express or implied, as to the Services, the System or any other matter.  Each User hereby waives any implied warranty or similar protection under any Applicable Law that may be claimed to apply to the Services or the System.  The Company does not warrant that any method of accessing the System is secure and will have no liability in connection with a User's method of accessing the System.
The Company will not be liable to any User, or in the case of a User that is a Third Party Submitter, any member, participant or user of such Third Party Submitter, for any loss or damage of any kind directly or indirectly arising out of or related to such User's participation in the Services or the System, including, without limitation, any loss or damage arising out of or related to any failure of information available on or through the System to be free of error and up to date, failure of the System to be free of viruses or similar defects or failure of the Company to maintain uninterrupted service or access or to adhere to its security procedures, except, in each case, to the extent that such loss or damage results from the Company's negligence or willful misconduct; provided, however, that if such loss or damage does not arise from the Company's gross negligence or willful misconduct (i.e., arises from simple negligence), the liability of the Company to any User shall be limited to an amount equal to the highest fees paid by the User to the Company during any one complete calendar month in the immediately preceding 12-calendar month period as imposed pursuant to the fee schedule posted on the Company's website as amended from time to time (the "Fee Limit").  Each User agrees to, and shall, defend and indemnify each of the Company and each of its employees, officers, directors, shareholders, agents and professional advisors (each, an "Indemnified Person") from and against all reasonable losses, liabilities, damages, judgments, settlements, fines, costs and expenses (including, without limitation, court costs, reasonable attorneys' fees and disbursements and the expenses of enforcing this provision) (collectively, "Losses") that such Indemnified Person may incur directly arising out of or directly relating to the acts or omissions of such User's participation or failure to participate (for itself or on behalf of others) in the Services or the System, any unauthorized access to the System through such User's interface with the System or any other matter directly relating to such User that is not the responsibility of the Company hereunder, except in each case to the extent that such Losses arise out of or relate to the Company's negligence or willful misconduct; provided, however, that to the extent such Losses result from the Company's simple negligence (as opposed to gross negligence or willful misconduct), such limitation on the User's indemnity obligation shall be no greater than the amount of the Fee Limit.
In no event shall the Company be liable for any indirect, consequential, special, exemplary, incidental, or punitive damages.
10. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial
(a)  These Operating Procedures shall be governed by and construed in accordance with the law of the State of New York without giving effect to the conflict of law principles thereof (other than section 5-1401 of the New York General Obligations Law).
(b)  EACH OF THE COMPANY AND EACH USER IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY SUCH COURT, FOR THE PURPOSE OF ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS HEREUNDER OR ARISING OUT OF OR RELATING IN ANY WAY TO THESE OPERATING PROCEDURES AND THE USE OF THE COMPANY'S SERVICES AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH ACTION, SUIT OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING, THAT SUCH COURT DOES NOT HAVE ANY JURISDICTION OVER SUCH PARTY.
(c)  EACH OF THE COMPANY AND EACH USER HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THESE OPERATING PROCEDURES.
11. Signatures

The Company may, at its option, in lieu of relying on an original signature, rely on a signature as if it were (and the signature shall be considered and have the same effect as) a valid and binding original signature in the following circumstances:

If such signature is transmitted, recorded or stored by any electronic, optical, or similar means (including but not limited to telecopy, imaging, xeroxing, electronic mail, electronic data interchange, telegram, or telex).

Swap Data Repository Appendix to the
DTCC Data Repository (U.S.) LLC Operating Procedures

SWAP DATA REPOSITORY
I.  INTRODUCTION
The DTCC Data Repository (U.S.) LLC Data Repository for Swaps and Security-Based Swaps (the "Swap Data Repository", "SDR" or "Company") is implemented and maintained by the Company as a "swap data repository" as defined in and for purposes of the Commodity Exchange Act, as amended (the "CEA"), and the regulations thereunder, and a "security-based swap data repository" as defined in and for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  The Swap Data Repository may also provide services in similar capacities under the laws of other jurisdictions, and may also provide such services with respect to transactions that are not swaps or security-based swaps for purposes of the CEA or the Exchange Act.
Without limiting the foregoing, the SDR will, following its registration as a "swap data repository" under the CEA and/or "security-based swap data repository" under the Exchange Act, as applicable, (i) perform all of the required functions of a swap data repository under part 49 of the regulations of the Commodity Futures Trading Commission (the "CFTC"); (ii) perform all of the required functions of a security-based swap data repository under Securities and Exchange Commission ("SEC") Rules 13n-1 through 13n-11; (iii) accept, from or on behalf of Users, transaction and life-cycle data for swaps as specified in parts 43 and 45 of the CFTC regulations, as and when required to be reported to a swap data repository thereunder; (iv) accept, from or on behalf of Users, transaction and life-cycle data for security-based swaps as specified in SEC Regulation SBSR, as and when required to be reported to a security-based swap data repository thereunder; (v) verify and maintain swap and security-based swap data as required by such regulations; (vi) publicly disseminate in real-time and perform recordkeeping of swap data as and when required under part 43 and part 49 of the CFTC regulations, either directly or through one or more third parties; (vii) publicly disseminate security-based swap data as and when required under SEC Regulation SBSR, either directly or through one or more third parties; (viii) provide access to swap and security-based swap data to appropriate regulators as described herein and (ix) generate reports with respect to transaction data maintained in the Swap Data Repository, in each case as specified in further detail in the Operating Procedures and Applicable Publications.
The Swap Data Repository will be deemed a Service for purposes of the Operating Procedures; provided that in the event of any conflict between this Appendix and any other provision of the Operating Procedures (or the appendices thereto) in connection with the operation of the Swap Data Repository, this Appendix shall govern.

II.  ELIGIBLE DERIVATIVE TRANSACTIONS
The Company will specify from time to time by Important Notice or through Applicable Publications or as posted on the Company's website the asset classes and transaction types for derivatives transactions ("Eligible Derivative Transactions") for which it will act as a Swap Data Repository, which will initially include credit derivatives, equity derivatives, interest rate derivatives, foreign exchange derivatives and other commodity derivatives.
III.  SUBMISSION OF TRANSACTION DATA
The Company shall specify in these Operating Procedures, by Important Notice, Applicable Publications or as posted on the Company's website the information required or permitted to be included in records submitted to the Swap Data Repository by or on behalf of Users with respect to Eligible Derivative Transactions ("SDR Records") and the manner in which SDR Records may be submitted.  For the avoidance of doubt, the Company may specify different templates, standards and procedures for SDR Records for different types of Eligible Derivative Transactions and different events with respect thereto, subject to Applicable Law.  The Company will also specify in these Operating Procedures, by Important Notice, Applicable Publications or as posted on the Company's website the manner in which SDR Records may be updated by or on behalf of Users.  All SDR Records included or to be included in the Swap Data Repository from time to time shall be subject to the provisions set forth in this Appendix and the Company's Important Notices, Applicable Publications and as posted on the Company's website, each as may be amended from time to time.
Data contained in SDR Records will be subject to validation in accordance with the validation rules specified by the Company from time to time through Applicable Publication, Important Notice or as posted on the Company's website.  Consistent with Applicable Law, the Company may establish deadlines for the submission of SDR Records for purposes of complying with any periodic reporting to be provided by the Company or other purposes consistent with Applicable Law.
The Company may enter into arrangements with one or more Users (each, a "Third Party Submitter"), including without limitation confirmation and matching platforms, swap execution facilities, security-based swap execution facilities, derivatives clearing organizations and securities clearing agencies, that will be permitted to submit SDR Records for Eligible Derivative Transactions on behalf of other Users.  The Company may require a User to provide authorization, in a form and manner to be specified by the Company, for Third Party Submitters to submit SDR Records on its behalf.  The Company may disclose Confidential Information to Third Party Submitters as necessary to validate information in SDR Records or otherwise provide the Services.
The Company may also designate that certain Third Party Submitters may submit SDR Records on behalf of Users and other non-User persons that are party to the transactions described in SDR Records ("Other Identified Parties"), without specific authorization by such Users or Other Identified Parties, subject to any terms (including as to authentication or trusted source procedures) set forth in Applicable Publications.  The Company shall have no obligation or liability to Other Identified Parties named in an SDR Record submitted to the Company other than to maintain such SDR Record and provide reporting with respect thereto as required by Applicable Law (and any liability of the Company to Other Identified Parties with respect to such matters shall be limited to the same extent as its liability to Users).  Each Third Party Submitter will be deemed to represent to the Company that it has obtained all necessary authorization or permission, to the extent required by Applicable Law, to submit SDR Records on behalf of Other Identified Parties and for such SDR Records to be maintained by the Company as provided herein.
The Company may establish one or more procedures through which Users will be required to verify the accuracy of SDR Records maintained by the Company ("Verification Procedures"), including without limitation in situations where the User is not the reporting party specified under Applicable Law to submit the SDR Record.  Each User agrees to comply with all Verification Procedures applicable to SDR Records relating to its Eligible Derivative Transactions.
The Company shall maintain all SDR Records in accordance with Applicable Law.
IV.  REPORTS AND REGULATORY ACCESS
The Company will prepare from time to time reports based on SDR Records ("Reports") as may be required by Applicable Law or requested by appropriate regulators.  Reports may be prepared on an aggregate basis for all Users and/or on a submitting User basis and may have subcategories for product type, counterparty and other relevant categories.
Each User will have access to Reports with respect to SDR Records submitted by it or on its behalf and SDR Records for which it is named as a party to the relevant Eligible Derivative Transaction, and Reports prepared on an aggregate basis for all Users.
Each User will designate, in a manner to be specified by the Company, the regulator or regulators that are to have access to Reports with respect to SDR Records relating to its Eligible Derivative Transactions (each, a "Designated Regulator").  In addition, the CFTC will be deemed to be a Designated Regulator for SDR Records for Eligible Derivative Transactions that are swaps, and the SEC will be deemed to be a Designated Regulator for SDR Records for Eligible Derivative Transactions that are security-based swaps.  The Company will provide a facility for each Designated Regulator for a particular User to have electronic access to such Reports with respect to such User's SDR Records, as well as Reports prepared on an aggregate basis for all Users.
The reports and access provided pursuant to this Section IV shall be in addition to the Company's rights to disclose information pursuant to Sections 7 and 8 of the Important Legal Information Section of the Operating Procedures.  The Company will also provide access to SDR Records to the United States Department of Justice as required by part 49.12(c) of the CFTC regulations.
V. PUBLIC DISSEMINATION OF TRANSACTION DATA
The Company will comply with the requirements for recordkeeping and public dissemination of data contained in SDR Records, as, when and to the extent provided by part 43 and part 49.15 of the CFTC Rules, in the case of Eligible Derivative Transactions that are swaps, or by SEC Regulation SBSR, in the case of Eligible Derivative Transactions that are security-based swaps.  The Company may perform such public dissemination on its own or through one or more third parties (which may include affiliates of the Company), as determined by the Company from time to time under arrangements acceptable to the Company, subject to the requirements of Applicable Law.  The Company may designate from time to time, through Important Notice, Applicable Publications or as posted on the Company's website, standards and procedures for such public dissemination of data.  Each User consents to such public dissemination of data contained in SDR Records relating to its Eligible Derivative Transactions.
VI. CORRECTION OF RECORDS; RESOLUTION OF DISPUTES
 In the event that the Users to an Eligible Derivative Transaction agree that SDR Records submitted to or maintained by the Company contain erroneous information (e.g., through a mutual mistake of fact), such Users may correct such erroneous information in accordance with the procedures outlined in Rule 10.1.1 of the Rulebook.
 In the event of a dispute between Users as to whether an SDR Record contains erroneous information the User shall follow the procedures outlined in Rule 10.1.2 of the Rulebook to resolve such disputes.

VII.  CERTAIN LEGAL MATTERS
The Company shall not be responsible for a User's failure to properly and accurately report in a timely fashion its positions in Eligible Derivatives Transactions through submission of SDR Records, a User's failure to timely comply with Verification Procedures with respect thereto, or any failure by a Third Party Submitter to properly and accurately report in a timely fashion data to be submitted in SDR Records, in any such case in accordance with this Appendix and the Operating Procedures or Applicable Publications, or for any consequences thereof (legal, regulatory or otherwise).  Except as required by Applicable Law or as provided in the Operating Procedures, the Company will not be responsible for confirming or verifying any such information, and will base public dissemination and Reports solely on the information provided by or on behalf of Users.
Without limiting any other provision of the Operating Procedures and Applicable Publications, each User consents to the preparation and disclosure of Reports with respect to its SDR Records as set forth in this Appendix and other access to its SDR Records by a Designated Regulator.  Each User agrees that the Company shall not be responsible for any use (or non-use) of a Report or other information by a Designated Regulator (or any person to which a Designated Regulator may disclose such Report or other information), or any consequences thereof.
 The Company's governance arrangements are intended to be transparent to support, among other things, the objectives of the U.S. Federal Government pursuant to section 21(f)(2) of the CEA.

Canadian Repository Appendix to the
DTCC Data Repository (U.S.) LLC Operating Procedures

CANADIAN SWAP DATA REPORTING SERVICE
I.  INTRODUCTION
The DTCC Data Repository (U.S.) LLC ( "DDR" or "Company")  has been designated under section 21.2.2 of the Securities Act (Ontario) and section 31.6 of the Securities Act (Manitoba) and recognized under sections 12 and 14 of the Derivatives Act (Quebec), and such other trade repository statutes or legislation in the Canadian provinces as may from time to time designate or recognize DDR, as a trade repository for records submitted by or on behalf of Users from time to time ("Records") with respect to one or more categories or types of derivatives transactions ("Derivatives Transactions") or the status thereof or events with respect thereto, in each case as may be specified by the Company, and as a source for generation of reports ("Reports") relating to such transactions to Users and applicable regulatory or supervisory authorities as specified herein.  The Company may also provide services in similar capacities under the laws of other jurisdictions.
Without limiting the foregoing, the Company will (i) perform all of the required functions of a trade repository under the applicable regulations ("Canadian TR Regulations") of the Ontario Securities Commission (the "OSC"), the Manitoba Securities Commission ("MSC") and Autoritee des marches financiers ("AMF") and such other Canadian regulators as have designated or recognized DDR as a trade repository (together, the "Canadian Regulators"); (ii) accept, from or on behalf of Users, transaction and life-cycle data for swaps, as and when required to be reported to a trade repository under the Canadian TR Regulations; (iii) verify and maintain swap data as required by such regulations; (iv) publicly disseminate and perform recordkeeping of swap data as and when required under the Canadian TR Regulations, either directly or through one or more third parties; (v) provide access to swap data to appropriate regulators as described herein and (vi) generate reports with respect to transaction data maintained in the Company, in each case as specified in further detail in the Operating Procedures and Applicable Publications.
The Canadian Swap Data Reporting Service will be deemed a Service for purposes of the Operating Procedures; provided that in the event of any conflict between this Appendix and any other provision of the Operating Procedures (or the appendices thereto) in connection with the Derivatives Transactions (and related Records) included or to be included in DDR for the purposes of reporting such transactions to Canadian Regulators, this Appendix shall govern.

II.  DERIVATIVE TRANSACTIONS
Derivatives Transactions eligible for the Canadian Swap Data Reporting Service include those derivatives transactions prescribed by Canadian TR Regulations, including equity derivatives, interest rate derivatives, credit derivatives, foreign exchange derivatives and commodity derivatives as well as such other derivative transactions, in each case of a type specified by the Company from time to time through Applicable Publications or by Important Notice ("Eligible Derivative Transactions").
III.  SUBMISSION OF TRANSACTION DATA
The Company shall specify in these Operating Procedures, by Important Notice, Applicable Publications or as posted on the Company's website the information required or permitted to be included in Records submitted to the Company by or on behalf of Users with respect to Eligible Derivative Transactions and the manner in which such Records may be submitted.  For the avoidance of doubt, the Company may specify different templates, standards and procedures for Records for different types of Eligible Derivative Transactions and different events with respect thereto, subject to Applicable Law.  The Company will also specify in these Operating Procedures, by Important Notice, Applicable Publications or as posted on the Company's website the manner in which Records may be updated by or on behalf of Users.  All Records included or to be included in the Canadian Swap Data Reporting Service from time to time shall be subject to the provisions set forth in this Appendix and the Company's Important Notices, Applicable Publications and as posted on the Company's website, each as may be amended from time to time.
Data contained in Records will be subject to validation in accordance with the validation rules specified by the Company from time to time through Applicable Publication, Important Notice or as posted on the Company's website.  Consistent with Applicable Law, the Company may establish deadlines for the submission of Records for purposes of complying with any periodic reporting to be provided by the Company or other purposes consistent with Applicable Law.
The Company may enter into arrangements with one or more persons (each, a "Third Party Submitter"), including without limitation confirmation and matching platforms, swap execution facilities, security-based swap execution facilities, derivatives clearing organizations and securities clearing agencies, that will be permitted to submit Records for Eligible Derivative Transactions on behalf of other Users.  The Company may require a User to provide authorization, in a form and manner to be specified by the Company, for Third Party Submitters to submit Records on its behalf.  The Company may disclose Confidential Information to Third Party Submitters as necessary to validate information in Records or otherwise provide the Services.
The Company may also designate that certain Third Party Submitters may submit Records on behalf of Users and other non-User persons that are party to the transactions described in Records ("Other Identified Parties"), without specific authorization by such Users or Other Identified Parties, subject to any terms (including as to authentication or trusted source procedures) set forth in Applicable Publications.  The Company shall have no obligation or liability to Other Identified Parties named in a Record submitted to the Company other than to maintain such Record and provide reporting with respect thereto as required by Applicable Law (and any liability of the Company to Other Identified Parties with respect to such matters shall be limited to the same extent as its liability to Users).  Each Third Party Submitter will be deemed to represent to the Company that it has obtained all necessary authorization or permission, to the extent required by Applicable Law, to submit Records on behalf of Other Identified Parties and for such Records to be maintained by the Company as provided herein.
The Company may establish one or more procedures through which Users will be required to verify the accuracy of Records maintained by the Company ("Verification Procedures"), including without limitation in situations where the User is not the reporting party specified under Applicable Law to submit the Record.  Each User agrees to comply with all Verification Procedures applicable to Records relating to its Eligible Derivative Transactions.
The Company shall maintain all Records in accordance with Applicable Law.
IV.  REPORTS AND REGULATORY ACCESS
The Company will prepare from time to time reports based on Records ("Reports") as may be required by Applicable Law or requested by appropriate regulators.  Reports may be prepared on an aggregate basis for all Users and/or on a submitting User basis and may have subcategories for product type, counterparty and other relevant categories.
Each User will have access to Reports with respect to Records submitted by it or on its behalf and Records for which it is named as a party to the relevant Eligible Derivative Transaction, and Reports prepared on an aggregate basis for all Users.
Each User will designate, in a manner to be specified by the Company, the regulator or regulators that are to have access to Reports with respect to Records relating to its Eligible Derivative Transactions (each, a "Designated Regulator").  In addition, the Canadian Regulators will be deemed to be a Designated Regulator for Records for Eligible Derivative Transactions submitted to the Canadian Swap Data Reporting Service.  The Company will provide a facility for each Designated Regulator for a particular User to have electronic access to such Reports with respect to such User's Records, as well as Reports prepared on an aggregate basis for all Users.
The reports and access provided pursuant to this Section IV shall be in addition to the Company's rights to disclose information pursuant to Sections 7 and 8 of the Important Legal Information Section of the Operating Procedures.
V. PUBLIC DISSEMINATION OF TRANSACTION DATA
The Company will comply with the requirements for recordkeeping and public dissemination of data contained in Records, as, when and to the extent provided by Canadian TR Regulations.  The Company may perform such public dissemination on its own or through one or more third parties (which may include affiliates of the Company), as determined by the Company from time to time under arrangements acceptable to the Company, subject to the requirements of Applicable Law.  The Company may designate from time to time, through Important Notice, Applicable Publications or as posted on the Company's website, standards and procedures for such public dissemination of data.  Each User consents to such public dissemination of data contained in Records relating to its Eligible Derivative Transactions.
VI. CORRECTION OF RECORDS; RESOLUTION OF DISPUTES
 In the event that the Users to an Eligible Derivative Transaction agree that Records submitted to or maintained by the Company contain erroneous information (e.g., through a mutual mistake of fact), such Users may correct such erroneous information in accordance with the procedures outlined in Rule 10.1.1 of the Rulebook.
 In the event of a dispute between Users as to whether an Record contains erroneous information the User shall follow the procedures outlined in Rule 10.1.2 of the Rulebook to resolve such disputes.

VII.  CERTAIN LEGAL MATTERS
The Company shall not be responsible for a User's failure to properly and accurately report in a timely fashion its positions in Eligible Derivatives Transactions through submission of Records, a User's failure to timely comply with Verification Procedures with respect thereto, or any failure by a Third Party Submitter to properly and accurately report in a timely fashion data to be submitted in Records, in any such case in accordance with this Appendix and the Operating Procedures or Applicable Publications, or for any consequences thereof (legal, regulatory or otherwise).  Except as required by Applicable Law or as provided in the Operating Procedures, the Company will not be responsible for confirming or verifying any such information, and will base public dissemination and Reports solely on the information provided by or on behalf of Users.
Without limiting any other provision of the Operating Procedures and Applicable Publications, each User consents to the preparation and disclosure of Reports with respect to its Records as set forth in this Appendix and other access to its Records by a Designated Regulator.  Each User agrees that the Company shall not be responsible for any use (or non-use) of a Report or other information by a Designated Regulator (or any person to which a Designated Regulator may disclose such Report or other information), or any consequences thereof.

APPENDIX C: INFORMATION PRIVACY POLICY OF DTCC DATA REPOSITORY (U.S.) LLC SDR
1. Information Privacy Policy of DTCC Data Repository (U.S.) LLC SDR

INFORMATION PRIVACY POLICY OF

DTCC DATA REPOSITORY (U.S.) LLC

As of -August 2014

Scope and Applicability of Privacy Policy
This Privacy Policy summarizes the general policies of DTCC Data Repository (U.S.) LLC ( "DDR") regarding the collection and use of "SDR Information," "Section 8 Material," as such terms are defined by the Commodity Futures Trading Commission ("CFTC"), together with certain intellectual property such as trading strategies or portfolio positions that DDR receives or may discern from the data received.  The CFTC defines "SDR Information" as "any information that the swap data repository receives or maintains."  The CFTC defines "Section 8 Material" as the "business transactions, trade data, or market positions of any person and trade secrets or names of customers."  The CFTC has explained that Section 8 Material would typically include trade data, position data, business transactions, trade secrets and any other non-public personal information about a Market Participant or any of its customers.  For purposes of this policy, SDR Information and Section 8 Material, together with covered intellectual property, are collectively referred to as "DDR Confidential Information." "DDR Confidential Information" does not include data that are related to real-time public reporting (which by its nature is publicly available) or aggregated data that cannot be attributed to individual transactions or Market Participants.

For purposes of this Privacy Policy, "SDR Services" is defined as the services provided by DDR to its Users and to appropriate regulators, including the CFTC, the Ontario Securities Commission ("OSC"), Autorite des Marches Financiers ("AMF") and The Manitoba Securities Commission ("MSC"), pursuant to part 49 of the CFTC Rules and the applicable rules promulgated by the OSC, AMF and MSC respectively ("Applicable Law")  and the DDR's Operating Procedures.

Limited Use of DDR Confidential Information
As described herein, it is the policy of DDR not to use, or disclose, DDR Confidential Information except in connection with the provision of SDR Services and in a manner consistent with applicable confidentiality policies, as well as with CFTC and other regulatory requirements (or otherwise in accordance with law or legal processes).

In general, it is the policy of DDR not to use, or allow the use of, DDR Confidential Information for commercial or marketing purposes.  DDR may, however, use DDR Confidential Information for commercial or marketing purposes when such use is authorized in writing by the applicable reporting entities and pursuant to Applicable Law.

Non-Disclosure of DDR Confidential Information
It is the policy of DDR to limit the disclosure of DDR Confidential Information and to restrict access to such information to those staff members who reasonably need access to such information in order to fulfill their duties and responsibilities to the DDR or as otherwise appropriate and consistent with this Privacy Policy.  These staff members are required to comply with applicable administrative, technical and physical safeguards for the protection of such information.
DDR will limit disclosures of DDR Confidential Information to third parties (including affiliates of DDR unless otherwise permissible under regulation or express written consent by the swap dealer, counterparty or any other registered entity that submits swap data) to those disclosures that are usual, appropriate, or acceptable to carry out the SDR Services or fulfill the legal obligations of DDR.  Such third-party disclosures may include, for example, the following:
- disclosures of DDR Confidential Information to law enforcement agencies or regulatory agencies that are permitted or required by law (e.g., responding to a subpoena, order or request of any court, governmental, regulatory or other relevant authority, agency or organization to enable DDR to continue to provide the SDR Services or similar legal process);
- disclosures to affiliated and non-affiliated third parties that perform support services for DDR.  These third parties are required to maintain the confidentiality of DDR Confidential Information to the extent they receive it and to use it only in the course of providing such services; and
- disclosures with the express consent of the applicable reporting entities.

Information Safeguarding
DDR has established an information security program setting forth reasonable administrative, technical and physical safeguards to: (i) ensure the security and confidentiality of DDR Confidential Information; (ii) protect against anticipated threats or hazards to the security of DDR Confidential Information; (iii) protect against unauthorized access to or use of DDR Confidential Information; and (iv) protect against any misappropriation or misuse of DDR Confidential Information.  DDR has also established certain measures designed to facilitate the periodic testing of their information security controls, systems and procedures.

Changes to this Privacy Policy
DDR may change this Privacy Policy from time to time, as necessary or appropriate, based on factors which may include (i) results of testing and monitoring, (ii) changes to the business and operation of DDR or the SDR Services, and (iii) changes to regulations and laws.

Contact Information
Please contact the Privacy Office of the DDR for further information regarding this Privacy Policy at privacyoffice@dtcc.com.